United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of

the Securities Exchange Act of 1934

x Filed by the Registrant	o Filed by a Party other than the Registrant

Check the appropriate box:
o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material under § 240.14a-12

PUBLIC STORAGE

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
x	No fee required.
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:
o	Fee paid previously with preliminary materials.
o

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Public Storage
Public Storage

PROXY STATEMENT

2019

Public Storage

701 Western Avenue

Glendale, California 91201-2349

March 15, 2019

Dear fellow shareholders:

We are pleased to invite you to attend our 2019 Annual Meeting of Shareholders on Wednesday, April 24, 2019 in Coral Gables, Florida.

We hope that you will attend the meeting in person. We encourage you to designate the proxies named on the proxy card to vote your shares even if you are planning to come. This will ensure that your common stock is represented at the meeting.

Our proxy materials are furnished to shareholders primarily over the Internet. We believe this process expedites the shareholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources.

Thank you for your continued support of Public Storage. We look forward to seeing you at our 2019 Annual Meeting.

Sincerely,

Joseph D. Russell, Jr.

President and

Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

March 15, 2019

To our shareholders:

I invite you to attend the 2019 annual meeting of shareholders of Public Storage at 10:00 a.m. Eastern Time on April 24, 2019 at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida 33134.

Items of Business

1.	To elect eleven trustees to our board of trustees;

2.	To vote on an advisory resolution to approve executive compensation;

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2019; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date

Close of business on March 1, 2019.

Proxy Materials

The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at www.envisionreports.com/psa.

On behalf of the Board of Trustees,

Lily Yan Hughes

Senior Vice President,

Chief Legal Officer and Corporate Secretary

Public Storage • 2019 Proxy Statement • i

Public Storage • 2019 Proxy Statement • ii

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting. We intend to mail proxy materials to our shareholders on or about March 15, 2019.

ANNUAL MEETING OF SHAREHOLDERS

Meeting Logistics

Meeting Date:	Wednesday, April 24, 2019

Time:	10:00 a.m. Eastern Time

Place:	The Biltmore Hotel 1200 Anastasia Avenue, Coral Gables, Florida 33134

Record Date:	March 1, 2019

Voting:	Public Storage shareholders as of the record date are entitled to vote on the matters presented at the meeting. Each share of common stock of the company is entitled to one vote for each trustee nominee and one vote on each other matter presented.

VOTING MATTERS

Meeting Agenda	Board Recommendation	Vote Required

1. Election of Trustees	FOR each of the nominees	Majority of votes cast

2. Advisory Vote to Approve Executive Compensation	FOR	Non-binding votes

3. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of votes cast

Public Storage • 2019 Proxy Statement • 3

SNAPSHOT OF BOARD COMPOSITION

Below is a snapshot of the expected composition of our Board of Trustees immediately following the 2019 annual meeting assuming the election of the eleven (11) nominees named in the proxy statement.

We also have a mandatory retirement age of 73 for trustees to facilitate Board refreshment.

Public Storage • 2019 Proxy Statement • 4

COMMITMENT TO COMPANY DIVERSITY

We have achieved a high level of diversity at all levels, as can be seen in the statistics highlighted below as of 1/1/19.

Public Storage • 2019 Proxy Statement • 5

ENVIRONMENTAL STEWARDSHIP AND SUSTAINABILITY

Every organization has a duty to its stakeholders to play its part in the improvement of the environment, and we are committed to reducing our carbon footprint and improving energy consumption across our operations. We have committed to many long-term environmental stewardship and sustainability initiatives highlighted below.

Our “E” Commitments

•	$25 Million + Investment for conversion of 2,300 properties to LED exterior lighting since 2013, and plans to convert 800+ stores’ interior lighting in 2019.

•	Solar Roofs – plans to add solar panels to 21+ properties, adding to our five existing properties with solar roofs.

•	“On Demand” Controls for “just in time” lighting to minimize energy consumption.

•	Low Energy Footprint relative to other real estate uses (such as hotel, apartment, or retail use). We only use water for on-site toilet facilities and fire safety.

•	6,400+ Higher Efficiency HVAC replaced since 2012.

•	Install “Cool Roofs” to reduce energy consumption by up to 20%.

•	Expand Drought Tolerant Landscape to reduce water consumption.

•	Install Retention/Detention Ponds to reduce flooding and erosion of stream banks.

•	Standing ESG Committee which reports to our CEO.

•

Recycled over 1,000 Tons, saving 13,125 trees and diverting 10,400 cubic yards from landfills.* Our stores produce relatively small quantities of waste, as there is low staff allocation, modest consumer traffic and minimum combustibles used.

•

Saved 210,600 Trees and diverted 40,900 cubic yards from landfills, saved 87 million gallons of water, and 49 million kilowatts in the last four years by selling packaging materials made from 100% recycled paper.*

*As estimated by our third-party vendors using calculations based on industry averages and studies from the U.S. Department of Energy and the U.S. Environmental Protection Agency.

Public Storage • 2019 Proxy Statement • 6

SOCIAL RESPONSIBILITY AND GOVERNANCE

We are committed to talent investment in our employees and building customer, investor and community relationships, as well as strong governance and oversight as an integral part of our company culture, as highlighted below.

Our “S” Commitments

High Levels of Gender and Racial Diversity at Every Level of our Employee Base	Engagement with and Outreach to Customers

Robust Employee Wellness Initiatives	Outreach to Investors, including by Independent Trustees

Comprehensive Health Benefits for All Full-Time Employees and Dependents	Employee Volunteers in Our Communities

Engagement and Outreach to All Employees with Monthly Newsletter	Focus on Learning and Development Programs Available for All Employees

Code of Conduct for Employees and Trustees	Code of Ethics for Senior Financial Executives

Monthly Safety Training at All Properties	Annual Safety and Security Training at Corporate Headquarters

Our “G” Commitments

Annual Election of All Trustees	Stock Ownership Requirements for Trustees

Majority Voting for Trustees	Stock Ownership Requirements for Executives

Lead Independent Trustee	Equity Plan Permits Implementation of Clawbacks

Regular Executive Sessions of Trustees	Anti-Short-Sale and Anti-Hedging Policies

Annual Board and Committee Self-Evaluations	No Stockholder Rights Plan (poison pill)

Shareholder Proxy Access	No Employment Agreement with Officers

Shareholder Right to Amend Bylaws	Majority of Executive Compensation is “At-Risk”

Public Storage • 2019 Proxy Statement • 7

2018 BUSINESS HIGHLIGHTS

Public Storage delivered solid results in 2018 under the leadership of our chief executive officer (CEO) Ron Havner (retired January 1, 2019) and the company’s senior management, supported by the oversight of our Board.

We continue to strengthen our “fortress” balance sheet and grow free cash flow per share on a long-term, sustainable basis.

*

Refer to the company’s 2018 Annual Report on Form 10-K for information regarding U.S. same store revenues. Refer to Appendix A to this proxy statement for reconciliations and other information about the company’s non-GAAP measures.

Public Storage • 2019 Proxy Statement • 8

PAY FOR PERFORMANCE HIGHLIGHTS

We pay our executive officers for performance to create long-term shareholder value.

*	Refer to Appendix A to this proxy statement for reconciliations and other information about the company’s non-GAAP measures.

Public Storage • 2019 Proxy Statement • 9

CEO’s 2018 COMPENSATION IS ALIGNED

WITH HIS MULTI-YEAR PERFORMANCE

In assessing Mr. Havner’s performance, the Compensation Committee and the Board considered his achievements holistically against business results and his performance in leading Public Storage over a sustained period, including strong performance in 2018.

As illustrated in the charts below, Mr. Havner’s total compensation for 2018 was aligned with our company’s performance by important measures aligned with our shareholders over the last five years.*

*	Refer to Appendix A to this proxy statement for reconciliations and other information about the company’s non-GAAP measures.

Public Storage • 2019 Proxy Statement • 10

Proposal 1:

Election of Trustees

Our Board has nominated eleven trustees, who, if elected by shareholders at our annual meeting, have agreed to serve until next year’s annual meeting. Nine of the nominees are currently trustees and were elected at our 2018 annual meeting. Two of the nominees, Mr. Russell and Mr. Reyes, are currently trustees and were appointed by the Board effective January 1, 2019 to serve until our 2019 annual meeting.

RECOMMENDATION: Vote FOR all nominees

Public Storage • 2019 Proxy Statement • 11

PROPOSAL 1

ELECTION OF TRUSTEES

EXECUTIVE SUMMARY

Our Board has nominated eleven trustees for election at this year’s annual meeting to hold office until the next annual meeting.

Nine of the nominees are currently trustees and were elected to the Board by our shareholders at our 2018 annual meeting. The other two nominees are the President and Chief Executive Officer, Joseph D. Russell, Jr., and recently retired Senior Vice President and Chief Financial Officer, John Reyes, who are currently trustees and were appointed to the Board effective January 1, 2019, to serve until this year’s annual meeting. Each of the eleven nominees has agreed to be named in this proxy statement and to serve if elected. We expect all nominees to attend our 2019 annual meeting.

If any of our nominees become unavailable to stand for election, the proxies named on the proxy card intend to vote your Common Stock for the election of any substitute nominee proposed by the Board of Trustees.

We believe that each nominee has the skills, experience and personal qualities the Board seeks in its trustees and that the combination of these nominees creates an effective Board that functions well and serves the best interests of Public Storage and our shareholders.

The Board is responsible for overseeing management and providing sound governance on behalf of our shareholders. Risk management oversight is a key priority.

The Board carries out its responsibilities through highly capable trustees, including our Lead Independent Trustee, a strong committee structure and adherence to our corporate governance principles.

BOARD EVALUATIONS

AND NOMINATIONS

In our annual Board evaluation and nomination process, the Nominating/Corporate Governance Committee (Governance Committee) evaluates our trustees in light of current needs of the Board and the company. In addition, during the course of the year, the committee discusses Board succession and reviews potential candidates. The Governance Committee has retained a third party to assist in identifying potential nominees.

Our annual process involves assessments at the Board, Board Committee, and individual trustee levels under the direction of the Governance Committee Chair. This process assists the Board on who it should nominate to stand for election based on current company and Board needs. In addition, the Governance Committee’s Board candidate nomination process includes the continual evaluation of potential new candidates for Board membership, which it takes into consideration when recommending to the Board a slate of nominees for election at each annual meeting of shareholders.

To facilitate Board refreshment, our governance guidelines further provide that trustees will not be nominated or appointed to the Board if they are 73 years or older on the first day of their term of service. Term limits on trustees’ service have not been instituted.

Public Storage • 2019 Proxy Statement • 12

BOARD QUALIFICATIONS

The Governance Committee has developed a matrix of skills to assess the qualifications of trustee candidates, including:

(a) diversity enhancing qualities – age, remaining time until mandatory retirement age, gender and diverse background;

(b) core trustee attributes – independence, high integrity and ethical standards, public company service, risk management experience, understanding or experience with complex public companies or like organizations, and ability to work collegially and collaboratively with other trustees and management; and

(c) skills such as financial literacy, industry experience, operational management experience, capital markets/banking expertise, corporate governance, real estate, tax, senior executive experience, and other expertise that may be important for the company’s strategies.

The Governance Committee considers all these relevant attributes of each Board candidate, including their professional skills, experience and knowledge, and gender, race, ethnicity, nationality and background, with the goal of putting forth a diverse slate of candidates with a combination of skills, experience, and personal qualities that will serve the Board and its committees, our company, and our shareholders well.

BOARD FOCUS ON DIVERSITY

Board succession and an appropriate balance of refreshment and experience, including diversity, are a focus of the Governance Committee and the Board. Our Board reflects diverse perspectives, including a complementary mix of skills, experience and backgrounds, which we believe are paramount to our ability to represent the interests of all shareholders.

Our trustees, a majority of whom are independent, have a broad range of experience in varying fields, including finance, real estate, financial reporting, banking, international affairs, and governance. A majority of our trustees hold or have held directorships at other U.S. public companies. Four of our trustees, in addition to our Chairman and our CEO, have served as chief executive officers, and all have demonstrated superb leadership and intellectual and analytical skills gained from deep experience in management, finance and corporate governance. Two of our current trustees are women and 45% of our current trustees are age 60 or younger. Additionally, our Chairman and our CEO have also provided meaningful in-person opportunities for the Board to interact with key members of management beyond our executive officers on a quarterly basis. Fifty percent of our current executive officers are diverse based on gender or ethnicity (which includes our Chief Legal Officer and our Chief Human Resources Officer). Similarly, over 50% percent of our 5,400 employees are diverse based on ethnicity and over 71% of our employees are female. Our Board recognizes the importance of diversity across the company including on the Board, and supports management’s efforts to enhance all aspects of diversity throughout the company.

Public Storage • 2019 Proxy Statement • 13

NOMINEE QUALIFICATIONS

The Board has nominated eleven trustees, nine of whom are incumbents elected at our 2018 annual meeting, and two of whom were appointed to the Board effective January 1, 2019 to serve until our 2019 annual meeting and who are our current President and CEO and our recently retired Senior Vice President and CFO. Six of our nominees are independent. The Board believes that our trustee nominees provide Public Storage with the combined skills, experience, and personal qualities needed for an effective and engaged Board. We recommend that you vote FOR each nominee.

Nominees	Age	Principal Business Background	Trustee Since	Committee Membership

Ronald L. Havner, Jr.	61	Chairman of the Board; Retired Chief Executive Officer of Public Storage	2002

Tamara Hughes Gustavson	57	Real Estate Investor; Philanthropist	2008

Uri P. Harkham (Independent Trustee)	70	Chief Executive Officer of Harkham Family Enterprises, overseeing commercial real estate and women’s apparel companies	1993	Compensation

Leslie S. Heisz (Independent Trustee)	58	Retired Managing Director of Lazard Frères, a leading financial advisory and asset management firm	2017	Audit and Governance

B. Wayne Hughes, Jr.	59	Founder of American Commercial Equities, LLC, a private real estate company specializing in premier retail properties	1998

Avedick B. Poladian (Independent Trustee)	67	Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc. (Lowe Enterprises), a private real estate investment firm	2010	Audit (Chair) and Governance

Gary E. Pruitt (Lead Independent Trustee)	69	Retired Chairman and Chief Executive Officer of Univar N.V. (Univar), a leading global distributor of industrial and specialty chemicals	2006	Audit and Governance

John Reyes	58	Retired Chief Financial Officer of Public Storage	2019

Public Storage • 2019 Proxy Statement • 14

Nominees	Age	Principal Business Background	Trustee Since	Committee Membership
Joseph D. Russell, Jr.	59	President and Chief Executive Officer of Public Storage; Former Chief Executive Officer of PS Business Parks, Inc. (PS Business Parks)	2019
Ronald P. Spogli (Independent Trustee)	70	Co-Founder of Freeman Spogli & Co. (Freeman Spogli), a private equity firm dedicated to middle market companies; Former Ambassador to the Italian Republic and the Republic of San Marino	2010	Governance (Chair) and Compensation
Daniel C. Staton (Independent Trustee)	66	Chairman and Managing Director of Staton Capital LLC, a private equity firm, and Former Chairman of Storage Trust Realty prior to its merger into Public Storage in 1999	1999	Compensation (Chair) and Audit

TRUSTEE NOMINEES SKILLS SUMMARY

TRUSTEE NOMINEES	CEO or Executive Experience	Public Board Experience	Relevant Industry Experience	Financial or Tax Expertise	Corporate Governance Experience	M&A/Capital Markets/ Capital Allocation Experience	Succession Planning / Management Development Experience	International Executive or Global Company Board Experience	Diverse	Major Share- holder
Ronald L. Havner, Jr.	X	X	X	X	X	X	X	X
Tamara Hughes Gustavson		X	X						X	X
Uri P. Harkham	X	X	X
Leslie S. Heisz		X		X	X	X		X	X
B. Wayne Hughes, Jr.	X	X	X			X				X
Avedick B. Poladian	X	X	X	X	X	X	X
Gary E. Pruitt	X	X	X	X	X	X		X
John Reyes	X		X	X		X	X		X
Joseph D. Russell, Jr.	X	X	X				X
Ronald P. Spogli	X	X	X	X	X	X	X	X
Daniel C. Staton	X	X	X	X	X	X	X	X

Public Storage • 2019 Proxy Statement • 15

 Ronald L. Havner, Jr., 61

 Trustee since 2002

 Chairman

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Extensive leadership experience
●	Extensive company and industry knowledge

Mr. Havner joined the Board in November, 2002 and has served as Chairman since August 2011. Mr. Havner served as Chief Executive Officer of Public Storage from November 2002 until his retirement effective January 1, 2019. Mr. Havner joined Public Storage in 1986 and held a variety of senior management positions prior to becoming CEO.

Mr. Havner has served as Chairman of the Board of Public Storage’s affiliate, PS Business Parks (NYSE: PSB) since March 1998, and as Chairman of the Board of another Public Storage affiliate, Shurgard Self Storage SA (EURONEXT: SHUR) since completion of its initial public offering in October 2018. Mr. Havner also serves as a director of AvalonBay Communities, Inc. (NYSE: AVB) and served as director of California Resources Corp. (NYSE: CRC) from December 2014 to May 2018. Mr. Havner was the 2014 Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

Mr. Havner’s qualifications for the Board include his extensive leadership experience and company and industry knowledge. Having served as Chief Executive Officer for 17 years, Mr. Havner provides an invaluable perspective in Board discussions about the historic operations and strategic direction of the company.

 Tamara Hughes Gustavson, 57

 Trustee since 2008

 Real Estate Investor; Philanthropist

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Previous experience at the company
●	Ongoing investment and charitable board experience

Ms. Gustavson joined the Board in November 2008. She was previously employed by Public Storage from 1983 to 2003, serving most recently as Senior Vice President, Administration. During the past seven years, Ms. Gustavson has supervised her personal business investments and engaged in charitable activities. Ms. Gustavson also serves on the Board of Trustees of the William Lawrence and Blanche Hughes Foundation and the Board of Trustees of the University of Southern California. Ms. Gustavson is our largest single shareholder and a member of the Hughes family (the Hughes Family) that collectively owns approximately 14.3% of the company’s Common Stock. She is the sister of B. Wayne Hughes, Jr., also a trustee, and the daughter of B. Wayne Hughes, Chairman Emeritus and the company’s Co-Founder.

Ms. Gustavson’s qualifications for election to the Board include her previous managerial experience at Public Storage and her ongoing investment and charitable board experience. In addition, as the largest individual shareholder of the company, Ms. Gustavson provides the Board with a shareholder’s perspective in Board discussions about the operations and strategic direction of the company.

Public Storage • 2019 Proxy Statement • 16

 Uri P. Harkham, 70

 Trustee since 1993

 Compensation Committee Member

 CEO of Harkham Family Enterprises

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Extensive experience in the real estate industry
●	Knowledge of international business operations

Mr. Harkham joined the Board in March 1993. Since 1978, Mr. Harkham has been the Chief Executive Officer of Harkham Family Enterprises, a real estate firm specializing in buying and rebuilding retail and mixed use real estate throughout Southern California. Until his retirement in 2011, Mr. Harkham was also President and Chief Executive Officer of Harkham Industries, which specialized in the design, manufacture and marketing of women’s clothing under its four labels, Harkham, Hype, Jonathan Martin and Johnny Martin, since its organization in 1974. Mr. Harkham still serves as a consultant in the retail and fashion industry.

Mr. Harkham’s qualifications for election to the Board include his extensive real estate experience and experience with consumer businesses. He also brings to the Board his leadership experience as the Chief Executive Officer of Harkham Industries and Harkham Family Enterprises and his knowledge of international business operations.

 Leslie S. Heisz, 58

 Trustee since 2017

 Audit and Governance Committees Member

 Retired Managing Director of Lazard Frères

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Business expertise across a number of industries
●	Extensive public company board experience

Ms. Heisz joined the Board in February 2017. Ms. Heisz is an experienced investment banking and finance executive. Ms. Heisz joined Lazard Frères in 2003 as a senior advisor and served as a managing director from 2004 through April 2010, providing strategic financial advisory services for clients in a variety of industries. Lazard Frères is a leading financial advisory and asset management firm and the world’s largest independent investment bank. Ms. Heisz was previously a managing director of Dresdner Kleinwort Wasserstein and its predecessor for six years, specializing in mergers and acquisitions, as well as leveraged finance, and leading the Gaming and Leisure Group and the Los Angeles office.

Ms. Heisz has been a member of the Board of Directors of Kaiser Permanente since January 2015 and Edwards Lifesciences (NYSE: EW) since July 2016. Ms. Heisz also joined the board of a non-public mutual fund cluster managed by Capital Group (CGPCS, CGETOP, & EMGF) in January 2019. She previously served on the Boards of Directors of Ingram Micro Inc. (NYSE: IM), Towers Watson (NASDAQ: WLTW), HCC Insurance Holdings, Inc. and International Game Technology (NYSE: IGT).

Ms. Heisz qualifies as one of the company’s Audit Committee financial experts. Her qualifications for election to the Board also include her diverse business expertise across a number of industries, including deep finance and strategic advisory skills. She has also had extensive corporate governance experience serving on many public company boards.

Public Storage • 2019 Proxy Statement • 17

 B. Wayne Hughes, Jr., 59

 Trustee since 1998

 Founder of American Commercial Equities, LLC

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Extensive experience in the real estate industry
●	Active role in Hughes Family real estate investment activities

Mr. Hughes, Jr. joined the Board in January 1998. He was employed by Public Storage from 1983 to 2002, serving as Vice President–Acquisitions of Public Storage from 1992 to 2002.

Mr. Hughes, Jr. is the founder and an officer of American Commercial Equities, LLC, a private real estate company specializing in the acquisition and management of premier retail properties in prime locations and prestigious markets, with over 60 retail and mixed-use properties in California and Hawaii. He is the brother of Tamara Hughes Gustavson, also a trustee, and the son of B. Wayne Hughes, Chairman Emeritus and the company’s Co-Founder. The Hughes Family together owns approximately 14.3% of the company’s Common Stock.

Mr. Hughes, Jr.’s qualifications for election to the Board include his extensive experience in the real estate industry, including previous management experience at Public Storage. He continues to play an active role in family real estate investment activities and brings that expertise to Board discussions.

 Avedick B. Poladian, 67

 Trustee since 2010

 Audit Committee (Chair) and Governance Committee Member

 Retired EVP and COO of Lowe Enterprises

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Accounting and financial expertise and other public company board experience
●	Extensive knowledge of the real estate industry

Mr. Poladian joined the Board in February 2010. From 2007 to the end of 2016, Mr. Poladian held the positions of Executive Vice President and Chief Operating Officer for Lowe Enterprises, a diversified national real estate company that he joined in 2003. Since its founding, Lowe Enterprises has acquired, constructed or managed over $21 billion in real estate assets. Mr. Poladian was with Arthur Andersen from 1974 to 2002 as Managing Partner, Pacific Southwest.

He serves as a director of two publicly traded funds managed by Western Asset Management Funds, a director of Occidental Petroleum Corporation (NYSE: OXY), and a director of California Resources Corp. (NYSE: CRC). Mr. Poladian is also a member of the Board of Councilors of the USC Sol Price School of Public Policy, the Board of Advisors of the Ronald Reagan UCLA Medical Center and the YMCA of Metropolitan LA.

Mr. Poladian qualifies as one of the company’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Having served in a senior management position at one of the world’s largest accounting firms, combined with his experience as COO and CFO of a diversified real estate company, Mr. Poladian has extensive knowledge of the real estate industry and key business issues. Through his experience with other public companies, Mr. Poladian brings valuable insight into our business and corporate governance.

Public Storage • 2019 Proxy Statement • 18

Gary E. Pruitt, 69

Lead Independent Trustee

Trustee since 2006

Audit and Governance Committees Member

Retired Chairman and CEO of Univar

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Leadership as Chairman and CEO
●	Accounting and financial expertise and other public company board experience

Mr. Pruitt joined the Board in August 2006 in connection with the merger of Shurgard Storage Centers, Inc. with Public Storage. Mr. Pruitt retired as Chairman of Univar (NYSE: UNVR), a chemical distribution company based in Bellevue, Washington, with distribution centers in the United States, Canada and Europe, in 2010 and retired as Chief Executive Officer in October 2009. Univar is the leading global distributor of industrial and specialty chemicals, the #1 in North America and #2 in Europe. He joined Univar in 1978. Previously, Mr. Pruitt was a chartered accountant with Arthur Andersen from 1973 through 1977. Mr. Pruitt is a member of the Board of Directors of PS Business Parks (NYSE: PSB) and Itron, Inc. (NASDAQ: ITRI), a global technology company. Mr. Pruitt is a past Board member of Esterline Technologies Corp. (NYSE: ESL), a specialized manufacturing company.

Mr. Pruitt’s qualifications for election to the Board include his leadership and financial experience as Chairman and Chief Executive Officer of a multinational company and all the business attributes required of that position, along with operational and manufacturing expertise through his other positions held with Univar. Mr. Pruitt’s public accounting financial background qualifies him as financial expert and provides the Board expert perspective in financial management and analysis. With his other public company board experience, Mr. Pruitt also provides strategic and global perspectives on our business.

John Reyes, 58

Trustee since 2019

Retired Senior Vice President and CFO of Public Storage

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Leadership and experience at the company as CFO
●	Accounting and financial expertise

Mr. Reyes joined the Board in January 2019. Mr. Reyes served as Senior Vice President and CFO of Public Storage from 1996 until his retirement effective January 1, 2019. Mr. Reyes joined Public Storage in 1990 and served in various positions until his promotion to CFO in 1996. From 1983 to 1990, Mr. Reyes was employed by Ernst & Young. Mr. Reyes is a Certified Public Accountant.

In considering the nomination of Mr. Reyes for election to the Board, the Board considered Mr. Reyes’s extensive accounting and financial expertise, his experience in having served as the company’s Senior Vice President and CFO from 1996 to January 1, 2019, as well as Mr. Reyes’s tenure with the company of almost 30 years. As our former CFO, he is able to provide unique insights into our company’s financial reporting, controls and risk management, as well as capital management processes and assessments. Mr. Reyes provides invaluable perspective in Board discussions about the historic operations and strategic direction of the company.

Public Storage • 2019 Proxy Statement • 19

Joseph D. Russell, Jr., 59

Trustee since 2019

President and CEO of Public Storage

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Extensive leadership experience
●	Extensive company and industry knowledge

Mr. Russell joined the Board in January 2019. Mr. Russell has been President of Public Storage since July 2016 and serves as its Chief Executive Officer effective January 1, 2019. Mr. Russell has served on the Board of Directors of Public Storage’s affiliate, PS Business Parks (NYSE: PSB) since August 2003. Mr. Russell also serves on the Board of the National Self-Storage Association. Previously, Mr. Russell was President and Chief Executive Officer of PS Business Parks (NYSE: PSB) from August 2002 until July 2016. Before joining PS Business Parks, Mr. Russell was employed by Spieker Properties, Inc., (Spieker) an owner and operator of office and industrial properties in Northern California, and its predecessor, for more than ten years, becoming an officer of Spieker when it became a publicly held REIT in 1993.

Mr. Russell’s qualifications for election to the Board include his leadership experience and Company and industry knowledge, including his more than 20-year involvement with publicly held REITs and extensive experience with office and industrial real estate. Mr. Russell provides management’s perspective in Board discussions about the operations and strategic direction of the company.

Ronald P. Spogli, 70

Trustee since 2010

Governance Committee (Chair) and Compensation Committee Member

Co-Founder of Freeman Spogli & Co.

Former Ambassador to the Italian Republic and the Republic of San Marino

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Broad ranging investment banking and executive experience
●	Experience in government and international relations

Mr. Spogli joined the Board in February 2010. Mr. Spogli co-founded Freeman Spogli & Co. (Freeman Spogli), a private investment firm dedicated to middle market companies positioned for growth, in 1983. Freeman Spogli has invested over $22 billion of private equity capital in 59 companies over 35 years and currently manages four individual funds totaling $4 billion in committed capital. He served as the United States Ambassador to the Italian Republic and the Republic of San Marino from August 2005 until February 2009.

Mr. Spogli is a trustee of Stanford University and of the J. Paul Getty Trust, a member of the Board of Directors of the Center for American Studies in Rome, and a member of the Board of Directors of White Bridge Investments, an Italian investment company.

Mr. Spogli’s qualifications for election to the Board include his broad-ranging board and executive responsibilities for a variety of companies engaged in consumer businesses in which the firm of Freeman Spogli has investments. In addition, Mr. Spogli’s experience in government and international relations provides helpful insight in the European countries where Public Storage has investments.

Public Storage • 2019 Proxy Statement • 20

Daniel C. Staton, 66

Trustee since 1999

Compensation Committee (Chair) and Audit Committee Member

Chairman and Managing Director of Staton Capital LLC

TRUSTEE QUALIFICATION HIGHLIGHTS:

●	Extensive experience in the real estate industry
●	Leadership, operational and financial experience

Mr. Staton joined the Board in March 1999. Mr. Staton is Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Staton founded Staton Capital LLC, a private investment and venture capital firm, in 2003 and serves as Chairman and Managing Director. Staton Capital has raised over $10 billion of public and private capital in a wide array of business sectors and industries. He has served as Chairman and Director of Armour Residential REIT (NYSE: ARR) (Armour) since 2009 and served as President and Chief Executive Officer of Enterprise Acquisition Corp. from its inception in 2007 until its merger with Armour. Mr. Staton has also served as Chairman of the Board of Javelin Mortgage Investment Corp (NYSE: JMI) (Javelin), a mortgage REIT, since 2012 until its merger with Armour. Mr. Staton also serves on the Board of Public Storage affiliate, Shurgard (EURONEXT: SHUR) since completion of its initial public offering in October 2018. Previously, Mr. Staton served as Chairman of Storage Trust Realty, owning 180 self-storage facilities until its merger into Public Storage in 1999. Also, Mr. Staton was a co-founder of Duke Realty Corporation (NYSE: DRE), which today is one of the largest publicly traded owners, managers and developers of industrial, medical and office properties in the U.S.

Mr. Staton’s qualifications for election to the Board include his extensive real estate industry experience. He also brings his leadership, operational and financial experience as Chairman of Armour to the Board. Mr. Staton’s extensive financial investment experience qualifies him as one of the company’s Audit Committee financial experts. With his other public company board experience, Mr. Staton also provides strategic and operational perspectives on our business.

Public Storage • 2019 Proxy Statement • 21

CORPORATE GOVERNANCE

GOVERNANCE STRUCTURE

Our Board oversees the CEO and other senior management in the operation of Public Storage to assure that the long-term interests of shareholders are served. To satisfy the Board’s duties, we expect our trustees to take a proactive, focused approach to their positions.

Our governance structure is designed to foster principled actions, informed and effective decision-making, and appropriate monitoring of both compliance and performance. Our key governance documents, including our Corporate Governance Guidelines and Code of Conduct, Code of Ethics and committee charters are available at the “Investor Relations” section of our website, publicstorage.com, or by writing to Public Storage, 701 Western Avenue, Glendale, California 91201-2349, Attention: Corporate Secretary. We will disclose any amendments or waivers to the Code of Ethics on our website and in accordance with SEC and NYSE requirements.

PROXY ACCESS

In February 2018, our Board amended and restated our bylaws to provide for proxy access, thereby giving our shareholders an even greater voice in trustee elections. The amendment provides that a shareholder, or a group of up to 20 shareholders, owning at least 3% of the company’s outstanding Common Stock continuously for at least 3 years, may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our bylaws. Proxy access will first apply with respect to our 2019 annual meeting.

BOARD LEADERSHIP STRUCTURE

Our Board recognizes that one of its key responsibilities is to determine the optimal leadership structure to provide effective oversight of management. As a result, the Board does not have a policy as to whether the roles of Chairman and CEO are separated and believes that Public Storage shareholders are best served when the Board has flexibility to consider the relevant facts and circumstances when a Chairman is elected, to ensure that the Board leadership structure best reflects the needs of the company at that time.

As such, when B. Wayne Hughes, the company’s former Chairman and co-founder, retired as a result of having reached the mandatory retirement age for Board members, the Board determined to combine the roles of Chairman and CEO when it elected Ronald L. Havner, Jr. as Chairman in August 2011. The Board considered that many advantages of separating the roles of Chairman and CEO could be met in significant part by the appointment of a “Lead Independent Trustee.”

Mr. Havner retired as CEO effective January 1, 2019. The Board determined that Mr. Havner will remain as Chairman of the Board and thus as of January 1, 2019 the roles of Chairman and CEO are separate.

Our Board established the position of Lead Independent Trustee in 2011 to provide for an independent leadership role on the Board when the roles of Chairman and CEO were combined.

We describe more fully the role of the Lead Independent Trustee in our Corporate Governance Guidelines. Among other things, the Lead Independent Trustee presides at all executive sessions of the non-management trustees and the independent trustees. Our Lead Independent Trustee is Gary Pruitt, who was re-appointed in 2017 to serve in that capacity for a three-year term expiring in November 2020. Mr. Pruitt continues to serve as Lead Independent Trustee after the roles of

Public Storage • 2019 Proxy Statement • 22

Chairman and CEO were separated on January 1, 2019.

CHAIRMAN EMERITUS

Following his retirement as Chairman, B. Wayne Hughes has continued to serve as Chairman Emeritus and Co-Founder, which enables the Board to continue to benefit from his wisdom, judgment, and experience. Pursuant to a consulting arrangement approved by the Compensation Committee and the disinterested trustees in March 2004, Mr. Hughes (1) agreed to be available for up to 50 partial days a year for consulting services, (2) receives compensation of $60,000 per year and the use of a company car and (3) is provided with the services of an executive assistant at the company’s headquarters. This consulting arrangement was extended in 2018 through December 31, 2019.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board is responsible for overseeing our company-wide approach to major risks and our policies for assessing and managing these risks. Oversight for certain specific risks falls under the responsibilities of our Board committees.

•	The Audit Committee focuses on financial and other risks, including reputational, legal and cyber-security and other IT risks relating to the company.

•	The Compensation Committee focuses on risks related to our compensation program, including evaluating appropriate compensation incentives relating to compensation of our executives and employees.

•	Oversight of Compensation Risks. The Compensation Committee annually considers a report from management concerning its review of potential risks related to compensation policies and practices applicable to all employees. Most recently, in February 2019, the Compensation Committee considered the annual report and also considered and discussed with management management’s conclusion that the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

•	In connection with preparing the report for the Compensation Committee’s consideration, members of our senior management team, including our Chief Executive Officer and Chief Human Resources Officer, reviewed the target metrics for all of our employee incentive compensation plans. At the completion of the review, management and the Compensation Committee concluded that our incentive compensation plans did not create undue risks for the company. As such, we believe there is little motivation or opportunity for employees to take undue risks to earn incentive compensation awards.

•	The Governance Committee focuses on risks associated with succession planning, corporate governance, Board effectiveness and ESG (Environmental, Social and Governance) matters.

The committees regularly advise the full Board of their oversight activities. Critical components of our risk oversight framework include regular communication among the Board and our executive management team, and our management and operations teams to identify, assess and manage risk.

Our Board and Board committees regularly receive presentations from management on potential and perceived risks to the business. Additionally, all trustees have access to members of management if a trustee wishes to follow up on items discussed outside of the Board or committee meeting.

Public Storage • 2019 Proxy Statement • 23

BOARD ORIENTATION AND EDUCATION

Each new trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, discussions with management and the opportunity to attend external board education programs. In addition, all Board members have access to resources of the National Association of Corporate Directors through a company membership.

TRUSTEE INDEPENDENCE

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a trustee is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the company and the trustee.

•	A majority of the Board is independent. Two-thirds of the Board in 2018 was independent. If all eleven of the nominated trustees in 2019 are elected, the Board has determined that a majority of the Board will be independent (six of eleven trustees). Our chairman, Mr. Havner, and our CEO, Mr. Russell, our recently retired Chief Financial Officer, Mr. Reyes, Ms. Hughes Gustavson and Mr. Hughes, are not independent. The Board reached this determination after considering all relevant facts and circumstances, responses to trustee questionnaires and considering transactions and relationships, if any, between us, our affiliates, our executive officers and their affiliates, and each of the trustee and applicable affiliates.

•	Audit, Governance and Compensation Committees are 100% independent. The Board also determined that all members of the Audit, Governance, and Compensation Committees of the Board are independent in accordance with NYSE and Securities and Exchange Commission (SEC) rules.

•	Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee: (i) was, during the year ended December 31, 2018, or had previously been, an officer or employee of the company or (ii) had any material interest in a transaction with the company or a business relationship with, or any indebtedness, to the company. No interlocking relationships existed during the year ended December 31, 2018, between any member of the Board or the Compensation Committee and an executive officer of the company.

COMMUNICATIONS WITH THE BOARD

We appreciate your input. Shareholders and interested parties can communicate with any of the trustees, individually or as a group, by writing to them in care of Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201-2349. We will forward each communication intended for the Board and received by the Corporate Secretary related to the operation of the company and not otherwise commercial in nature to the specified party following its clearance through normal security procedures.

TRUSTEE ATTENDANCE

The Board held seven meetings in 2018, including telephonic meetings, and all of the trustees attended 90% or more of the aggregate number of Board and applicable committee meetings on which he or she served during 2018 (held during the periods they served). We do not have a policy regarding trustees’ attendance at the annual meeting of shareholders, but trustees are encouraged to attend. All of our trustees attended the annual meeting last year.

Public Storage • 2019 Proxy Statement • 24

BOARD COMMITTEES

The three standing committees of the Board are Audit, Governance, and Compensation. The Board has determined that each member of the Audit, Governance, and Compensation Committees is an independent trustee in accordance with NYSE rules.

Each committee has a charter, which generally states the purpose of the committee and outlines the committee’s structure and responsibilities. The committees must review the adequacy of their charter on an annual basis. The current membership information for our Board committees is as follows:

Audit Committee

 Members: Avedick B. Poladian (Chair), Leslie S. Heisz, Gary E. Pruitt and Daniel C. Staton

 Number of Meetings in 2018: 4

●	Oversees the financial accounting and reporting processes of the company.

●	Oversees financial and other risks relating to the company.

●

Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal regulatory requirements); (iii) our public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants.

●	Responsible for the appointment, compensation, and oversight of our independent registered public accounting firm.

●	All four members of our Audit Committee qualify as financial experts and meet the SEC and NYSE’s heightened independence requirements for audit committee members.

Governance Committee

 Members: Ronald P. Spogli (Chair), Leslie S. Heisz, Avedick B. Poladian and Gary E. Pruitt

 Number of Meetings in 2018: 6

●	Reviews and makes recommendations to the Board on Board organization and succession.

●	Assists the Board in evaluating the performance of the Board and its committees.

●	Conducts preliminary review of trustee independence.

●	Reviews and makes recommendations for committee appointments to the Board.

●	Identifies individuals qualified to become Trustees and proposes to the Board a slate of nominees for election to the Board.

●	Assesses and makes recommendations to the Board on corporate governance matters.

●	Develops and assesses the adequacy of the Corporate Governance Guidelines on an ongoing basis and recommends any changes to the Board.

Public Storage • 2019 Proxy Statement • 25

●	Periodically evaluates trustee compensation and recommends to the Board any changes in trustee compensation.

●	Oversees trustee orientation.

●	Oversees risks related to ESG (Environmental, Social and Governance) matters.

Compensation Committee

 Members: Daniel C. Staton (Chair), Uri P. Harkham, Ronald P. Spogli

 Number of Meetings in 2018: 2

●

Evaluates, either as a committee or together with other independent trustees, our CEO’s performance and sets the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans.

●	Sets the amount and form of compensation for the executive officers who report to the CEO.

●	Administers the company’s equity and incentive compensation plans.

●

Reviews and discusses with management the Compensation Discussion and Analysis (the CD&A) to be included in the proxy statement and to recommend to the Board inclusion of the CD&A in the company’s Annual Report on Form 10-K and annual proxy statement.

●	Provides a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the company’s annual proxy statement.

●	Produces the Compensation Committee Report for inclusion in the company’s annual proxy statement.

●	Reviews with management management’s annual assessment of potential risks related to compensation policies and practices applicable to all employees.

●	Oversees the advisory shareholder votes on the company’s executive compensation programs and policies and the frequency of such votes, and evaluates the Compensation Committee’s performance annually.

Public Storage • 2019 Proxy Statement • 26

COMPENSATION OF TRUSTEES

Members of the Board who are not also Public Storage employees (non-management trustees) receive compensation for their service. The Board determines the form and amount of compensation for non-management trustees after consideration of the recommendation of either the Compensation Committee or the Governance Committee. The Board has approved the mix of cash and equity compensation described below.

Cash Retainers. Retainers are paid quarterly in cash and are pro-rated when a trustee joins the Board (or in the case of the Lead Independent Trustee, when an appointment is made) other than at the beginning of a calendar year. Below are the annual retainers that non-management trustees were entitled to receive during 2018 for Board service:

Compensation	Amount
Board member	$ 120,000
Lead Independent Trustee supplemental retainer	$ 20,000
Audit Committee Chair’s supplemental retainer	$ 10,000
Other standing Committee Chairs’ supplemental retainer	$ 5,000
Committee Member	$ 7,500

Trustee Deferral Program. In October 2018, the Compensation Committee approved the Non-Management Trustee Compensation and Deferral Program (the “Trustee Program”) under Public Storage’s 2016 Plan. The Trustee Program became effective starting January 1, 2019, so no trustees participated during 2018. Under the Trustee Program, each non-management trustee may elect to receive all or a portion of his or her cash retainers either in cash, in shares of unrestricted stock under the 2016 Plan, or in fully-vested deferred stock units under the 2016 Plan.

Non-management trustees must make the election in writing in advance of the calendar year to which the election relates (or, when a non-management trustee joins the Board, within 30 days of joining the Board). If chosen, the shares of unrestricted stock and/or the deferred stock units will be granted to the non-management trustee at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the Common Stock on the NYSE on such date. If a non-management trustee chooses to receive fully-vested deferred stock units, the trustee’s election must also indicate (1) when the units will be settled, such as the trustee’s separation from service (including retirement), a specified future date, or January 1st of the year following a chosen anniversary of the grant date, and (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years). Notwithstanding a trustee’s election, the deferred stock units will be settled in a lump sum upon the trustee’s earlier death or disability or upon an earlier change of control of Public Storage. In any event, the deferred stock units will be settled in shares of Common Stock.

Public Storage • 2019 Proxy Statement • 27

Equity Awards. Each new non-management trustee is, upon the date of his or her initial election by the Board or the shareholders to serve as a trustee, granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price equal to the closing price for the Common Stock on the NYSE on such date, which vests in three equal annual installments based on continued service.

Annually, each non-management trustee receives a non-qualified stock option to acquire 5,000 shares of Common Stock, which vests in three equal annual installments based on continued service. The annual grants are made immediately following the annual meeting of shareholders at an exercise price equal to the closing price for the Common Stock on the NYSE on such date.

Upon the retirement of a non-management trustee (which is defined in the option agreement as a termination of service for any reason at a time when the holder is retirement eligible, as determined by the Board), the vesting of any equity awards granted to the trustee for his/her service on the Board and not otherwise deferred will accelerate effective on his/her retirement date from the Board. Additional terms and conditions may be set forth in the award agreement governing the non-management trustee’s equity awards.

In addition, upon the retirement of a non-management trustee, the trustee may exercise his/her vested options during the 1-year period following his/her retirement date from the Board, or, if shorter, the period from his/her retirement date from the Board until the expiration of the original term of the options. If not exercised within such period, the vested options will automatically terminate at the end of such period.

Upon the retirement of a non-management trustee, any deferred stock units received under the Trustee Program will be delivered as elected in the trustee’s election form under the Trustee Program.

Unvested equity awards (RSUs and options) held by non-management trustees who are former Public Storage executives will continue to vest under the terms of the company’s equity incentive plan for so long as the trustee continues to provide service to the company. Those awards will qualify for accelerated vesting as described above upon the retirement of the non-management trustee.

TRUSTEE AND EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

The Board implemented stock ownership guidelines effective March 2015 and as amended October 2018. We expect each trustee to beneficially own Common Stock equal in market value to three times the amount of the annual retainer for board member service. We expect each executive officer to beneficially own Common Stock equal in market value to five times, in the case of the CEO, and three times in the case of all other executives, his or her base salary.

Each executive officer and non-management trustee shall attain his or her ownership within five years from the date of hire, election or promotion or, in the event the target is not attained by such date or maintained after such date, shall retain shares of the Common Stock equal in value to 50% of the net after-tax shares received upon any stock option exercise until the applicable ownership target is achieved.

Only shares of Common Stock owned by the non-management trustee or executive officer, the fair market value (as measured by the closing price on the NYSE, less the exercise price) of vested, in-the-money stock options held by the non-management trustee or executive officer, vested deferred stock units held by

Public Storage • 2019 Proxy Statement • 28

the non-management trustee, shares of Common Stock owned jointly by him/her and his/her spouse, and shares owned by his/her spouse or beneficially for his/her children or in a 401(k) plan are counted for determining compliance with these guidelines. We do not count unvested time-based restricted stock units (RSUs), unvested stock options and vested, out-of-the-money stock options for determining compliance with these guidelines.

The Governance Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions in its discretion. As of the date of this proxy statement, all of our non-management trustees who have served for five years or more exceeded his/her stock ownership requirement.

TRUSTEE COMPENSATION IN FISCAL 2018

The following table presents the compensation provided by the company to our trustees for the fiscal year ended December 31, 2018:

Trustee	Fees earned or paid in cash	Option Awards (2), (3)	Total

Ronald L. Havner, Jr. (1)	$ 0	$0	$0

Tamara Hughes Gustavson	$ 120,000	$65,300	$185,300

Uri P. Harkham	$ 127,500	$65,300	$192,800

Leslie S. Heisz	$ 135,000	$65,300	$200,300

B. Wayne Hughes, Jr.	$ 120,000	$65,300	$185,300

Avedick B. Poladian	$ 145,000	$65,300	$210,300

Gary E. Pruitt (Lead Independent Trustee)	$ 155,000	$65,300	$220,300

Ronald P. Spogli	$ 140,000	$65,300	$205,300

Daniel C. Staton	$ 140,000	$65,300	$205,300

(1)	Ronald L. Havner, Jr., our Chairman and recently retired Chief Executive Officer, did not receive any compensation for his service as a trustee in 2018.

(2)

Reflects the fair value of the grant on April 25, 2018 of stock options to acquire 5,000 shares of Common Stock. For a more detailed discussion of the assumptions used in the calculation of these amounts, refer to Note 10 to the company’s audited financial statements for the fiscal year ended December 31, 2018 included in the company’s Annual Report on Form 10-K.

(3)

As of December 31, 2018, each non-management trustee on such date had the following number of options outstanding: Tamara Hughes Gustavson: 50,000, of which 39,999 are fully vested and exercisable; Uri P. Harkham: 36,000, of which 25,999 are fully vested and exercisable; Leslie S. Heisz: 25,000 of which 6,666 are fully vested and exercisable; B. Wayne Hughes, Jr.: 50,000, of which 39,999 are fully vested and exercisable; Avedick B. Poladian: 60,000, of which 49,999 are fully vested and exercisable; Gary E. Pruitt: 45,000, of which 34,999 are fully vested and exercisable; Ronald P. Spogli: 35,000, of which 24,999 are fully vested and exercisable; and Daniel C. Staton: 36,667, of which 26,666 are fully vested and exercisable.

The Board recommends voting FOR all trustee nominees.

Public Storage • 2019 Proxy Statement • 29

Proposal 2:

Advisory vote to approve

executive compensation

Approve the company’s compensation practices and principles and their implementation for 2019 for the company’s named executive officers (our NEOs) as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this proxy statement.

RECOMMENDATION:
Vote FOR executive compensation approval

Public Storage • 2019 Proxy Statement • 30

Proposal 2

Advisory vote to approve executive compensation

ADVISORY VOTE

We provide our shareholders the opportunity to vote on the compensation program for our named executive officers (our NEOs) through a non-binding annual advisory vote (known as the “Say-on-Pay” proposal).

At our 2018 Annual Meeting, 93% of the shares voting approved our executive compensation. Our Compensation Committee believes these votes affirm shareholder support of the company’s executive compensation program and accordingly made no significant changes for 2018.

We believe our compensation program for NEOs helped drive strong performance in our business in 2018. Our total shareholder return (TSR) beat the NAREIT and S&P 500 indices for the five-year, 10-year and 15-year periods ending December 31, 2018, averaging 14.9% in total annual return since 1998.

Although the Say-on-Pay vote is advisory and nonbinding, the Compensation Committee values the opinions of the company’s shareholders and will continue to consider the outcome of the vote when making future compensation decisions.

The Board recommends a vote FOR approval

of our executive compensation as described in this proxy statement.

Public Storage • 2019 Proxy Statement • 31

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A provides a detailed description of our executive compensation philosophy and objectives, the compensation decisions made, and the performance metrics and other relevant factors the Compensation Committee used in making those decisions.

COMPENSATION PHILOSOPHY

Our compensation philosophy is designed to promote a well-governed approach to compensation, including pay practices that attract and retain exceptional executives and align the interests of management with the interests of our shareholders to create long-term shareholder value. The following key features of our compensation program reflect our philosophy:

What We Do	What We Don’t Do

   Align pay with performance by putting a substantial portion of our NEOs’ compensation “at risk.” Over 85% of 2018 NEO compensation was tied to achievement of performance goals that are key drivers of our success.

   Promote retention and increase long-term shareholder value. Equity award grants to NEOs vest over eight years.

   Mitigate undue risk in our executive compensation program. Financial targets for bonuses are based on multiple metrics to avoid inordinate focus on any particular metric. We do not establish any earnings targets for cash bonus awards and do not give earnings guidance to analysts. Bonus payments are capped at a maximum payout level.

   Stock ownership guidelines for executive officers. NEOs with the company at least five years are required to meet robust stock ownership requirements. Unvested time-based RSUs, unvested stock options, and out-of-the-money stock options are NOT counted for determining compliance with these guidelines.

   Pay a high percentage of executive compensation in equity. Our NEOs receive a high percentage of their total compensation in equity, thus aligning their interests closely with our shareholders.

   Clawback of equity awards. Awards granted pursuant to our 2016 Plan are subject to mandatory repayment if the grantee is subject to any clawback requirement under applicable laws.

  No employment, “golden parachute” or severance agreements with our NEOs.

  No change to base salary or bonus in general, unless NEO is promoted or responsibilities change.

  No guaranteed bonus arrangements with our NEOs except in connection with new hires as inducement to attract the best candidates.

  No excessive perquisites. Except for perquisites that are available to employees generally such as contributions to the 401(k) Plan, the company does not offer perquisites to our NEOs.

  No repricing of stock options.

  No tax gross ups. The company does not provide “gross-ups” or other reimbursements of golden parachute or other taxes nor does it provide change in control benefits to its NEOs that are not available to other employees generally.

  No supplemental retirement plans. The company does not provide any nonqualified deferred compensation or supplemental retirement benefits to our NEOs, other than providing the opportunity to defer receipt of shares that otherwise would be paid on vesting of certain RSUs.

  No hedging against price fluctuations in the company’s securities is permitted.

Public Storage • 2019 Proxy Statement • 32

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation design is simple, effective and links pay to performance. We create shareholder value by driving financial performance and aligning the interests of our executive team with the interests of our shareholders. Main elements of our executive compensation program are as follows:

	Elements of Pay	Form	Links to Business and Talent Strategies
Fixed Pay	Base Salary	Cash

●   Customary, fixed element of compensation intended to attract and retain exceptional executives.

●   The Compensation Committee considers market data of comparable REITs and/or competitive conditions in the market, the individual’s performance and responsibilities, and its business judgment.

At-Risk Pay	Annual Incentives	Cash

●   Aligns pay with the achievement of short-term objectives.

●   Payouts based on achievement of annual financial and operational goals, with potential for upward or downward adjustment by the Compensation Committee to align pay with performance.

●   Actual bonus amounts are subject to the discretion of the Compensation Committee based on the collective business judgment of its members. The Compensation Committee has the discretion to award bonuses even if the performance targets are not met.

●   See “2018 Tax and Accounting Considerations – Section 162(m)” below for discussion on 2017 tax legislation impacting the design of short-term bonus awards.

	Long-Term Incentives	RSUs

●   We emphasize long-term shareholder value creation with equity awards, giving NEOs an ongoing stake in the success of the business through RSUs, stock options, or a mix. Awards of equity motivate the NEOs and other employees to advance the interests of Public Storage and its shareholders.

●   Equity awards also help retain and motivate our NEOs because they vest in installments over multiple years, and thus the recipient may only realize the full potential value of the award to the extent he or she remains employed over that period.

●   Equity awards are generally granted only after annual performance reviews and after the Compensation Committee has determined that the applicable performance goals have been achieved, and subject to the discretion of the Compensation Committee.

●   Unlike stock options, RSUs retain some value even in declining markets, and may be particularly important to the company during difficult market conditions because of their value in retaining executive talent at times when we may need it most.

	Long-Term Incentives	Stock Options

●   Stock options have value only if the price of our Common Stock is greater than the exercise price of the option at the time of exercise.

●   Stock options help with retention because they vest over a multi-year period and achieve their maximum value only if the NEO remains in the company’s employ for a period of years.

●   Stock options are granted with an exercise price of not less than 100% of the fair market value of our Common Stock on the date of grant, which ensures that the executive does not profit from the option unless the price of our Common Stock increases after the grant date.

Public Storage • 2019 Proxy Statement • 33

COMPENSATION PROCESS

The Compensation Committee, which consists entirely of independent trustees, makes all final compensation decisions for our NEOs. The factors considered by the Compensation Committee include:

Shareholder Advisory Votes to Approve Executive Compensation. Our shareholders vote annually on our advisory “Say-on-Pay” proposal. At our 2018 Annual Meeting, 93% of the shares voting approved our executive compensation. The Compensation Committee believes this support demonstrates a strong alignment between our shareholders, our performance, and our executive compensation program and accordingly made no significant changes for 2018.

Compensation Surveys. Each component of compensation we pay to our NEOs — salary, cash bonuses and equity — is based on the Compensation Committee’s (and, for Mr. Havner, the independent trustees’, and for each NEO other than himself, Mr. Havner’s) subjective assessment of each individual’s role and responsibilities and consideration of market compensation.

The Compensation Committee considers market rates by reviewing public disclosures of compensation paid to senior executive officers by other companies (especially REITs) of comparable size and market capitalization. The Compensation Committee retained an independent compensation consultant, FW Cook, to prepare a market compensation survey in 2015, updated in 2016, for our NEOs. The study included compensation information from two peer groups of companies, one consisting of 15 REITs and the other consisting of 12 retail companies, as follows:

REIT Peers

American Tower	Welltower

AvalonBay Communities	Host Hotels & Resorts

Boston Properties	Prologis

Crown Castle	Simon Property Group

Equity Residential	Ventas

Essex Property Trust	Vornado Realty Trust

GGP	Weyerhaeuser

HCP

Retail Peers

AutoNation	Dollar Tree

AutoZone	Domino’s

Big Lots	Kohl’s

CarMax	O’Reilly Auto

Chipotle	Penske Auto

Dollar General	YUM! Brands

While market rates are considered, the Compensation Committee does not “benchmark” or specifically target certain levels of compensation.

Role of Board and Management. The Compensation Committee solicits the views of the Board on compensation of all NEOs, particularly for Mr. Havner.

Mr. Havner attends all meetings of the Compensation Committee at which (1) compensation of the other NEOs is discussed or (2) company-wide compensation matters, such as consideration of a new equity plan, are discussed. Mr. Havner does not vote on items before the Compensation Committee and is not present during the Compensation Committee’s discussion and determination of his compensation although

Public Storage • 2019 Proxy Statement • 34

his input is considered. For NEOs other than Mr. Havner, the Compensation Committee sets their base salaries, bonus and equity compensation after consideration of the recommendations from Mr. Havner.

2016 Plan. The Compensation Committee grants equity awards pursuant to the 2016 Plan approved by our Board and by the affirmative vote of more than 96% of votes cast by our shareholders at our 2016 Annual Meeting, with an effective date of April 25, 2016. All equity awards and incentive compensation granted on and subsequent to that date were made under the 2016 Plan and are subject to its terms and conditions.

2018 EXECUTIVE COMPENSATION PERFORMANCE HIGHLIGHTS

Public Storage continued to deliver strong financial performance over a sustained period of time, increasing Core FFO per share and free cash flow per share over each of the last nine years and U.S. same store revenue growth over each of the last six years.

Successful Execution of Strategy. The company achieved solid results in 2018 with focus on (i) growing U.S. same store revenues, funds from operations and free cash flow, (ii) increasing our share of the market and improving the quality of our product by acquiring and developing new and existing properties at attractive valuations, (iii) driving the volumes and penetration of our ancillary businesses and (iv) maintaining a conservative capital structure with a focus on cost control.

●

Our U.S. self-storage business generated strong organic growth for the seventh consecutive year. Same store revenue and self-storage net operating income (NOI) growth were 1.5% and 0.9%, respectively. In addition, our newer facilities that we acquired or developed over the past several years continued to generate strong revenue growth and occupancy gains;

●	Our ancillary businesses, which complement our U.S. self-storage business, continued to produce solid results due to increased tenant reinsurance premiums, customer volumes and solid execution;

●

We strengthened our market position by acquiring 25 properties and developing, redeveloping and expanding 32 properties in 2018 while maintaining a development pipeline for future growth of approximately $607 million at the end of 2018;

●

We continue to maintain a “fortress” balance sheet. Even after issuing $1 billion in new unsecured senior notes in 2017, our debt to EBITDA ratio is still one of the lowest in our industry and in our history at 0.61 to 1.

Superior Long-Term Total Shareholder Return. Our TSR consistently beat the NAREIT and S&P indices over the five-year, 10-year and 15-year periods ending December 31, 2018, averaging 14.9% in total annual return since 1998. The chart below illustrates that $100 invested in Public Storage on December 31, 2013 would be valued at $159.63 as of December 31, 2018.

Public Storage • 2019 Proxy Statement • 35

Sustained Shareholder Value (TSR)

Superior TSR Performance over the Long Term

*TSR assumes price appreciation plus reinvestment of dividends.

Public Storage • 2019 Proxy Statement • 36

Continued Growth in Core FFO and Shareholder Distributions.  In 2018, we grew our Core FFO per common share by 3.2% over 2017 levels, which increased our capacity for investments. Annual dividends per common share paid in 2018 remained at a record level. The following chart shows the consistent growth achieved by Public Storage over a ten-year period.

Consistent Growth in Core FFO

* Refer to Appendix A to this proxy statement for reconciliations and other information about the company’s non-GAAP measures.

Financial Discipline Maximizes Flexibility.  We have a long-standing strategy of maintaining one of the strongest balance sheets in the REIT industry. The following graphics chart the relationship between total capitalization and net debt as a percentage of total capitalization among Public Storage and the largest companies in the REIT industry, and among Public Storage and our public company self-storage competitors.

Public Storage • 2019 Proxy Statement • 37

Unparalleled Financial Flexibility

* Total debt minus total cash, as of December 31, 2018, from the respective companies’ public disclosures.

Public Storage • 2019 Proxy Statement • 38

OUR EXECUTIVE OFFICERS

Our NEOs for the year ended December 31, 2018 include our former CEO, Ron Havner (retired January 1, 2019), our former CFO, John Reyes (retired January 1, 2019), our current President and CEO, Joseph D. Russell, Jr., and the two other most highly compensated executive officers who were serving as executive officers on December 31, 2018. Biographical information for our NEOs, other than for Mr. Havner, Mr. Russell and Mr. Reyes, is set forth below. Biographical information for Mr. Havner, Mr. Russell and Mr. Reyes can be found on pages 16, 20 and 19, respectively.

●

Lily Yan Hughes, age 55, has served as Senior Vice President, Chief Legal Officer and Corporate Secretary since January 2015. Prior to joining Public Storage, she was Vice President and Associate General Counsel-Corporate, M&A and Finance at Ingram Micro Inc. from March 1997 to January 2015.

●

Natalia Johnson, age 41, has served as Senior Vice President, Chief Human Resources Officer since April 25, 2018. Ms. Johnson joined the company in July 2016 and served as Senior Vice President of Human Resources. Prior to joining Public Storage, Ms. Johnson held a variety of senior management positions at Bank of America, including Chief Operating Officer for Mortgage Technology and Human Resources Executive for the Mortgage Business. She also worked for Coca-Cola Andina and San Cristóbal Insurance.

2018 COMPENSATION TARGETS

Framework for CEO Compensation. The Compensation Committee approved a compensation package in 2015 for Mr. Havner in his role as Chairman, Chief Executive Officer and President after considering the company’s performance, a compensation survey by FW Cook, and other publicly available peer compensation information:

●	Annual base salary continued to be set at $1 million (unchanged from base salary set in 2008);

●

Annual incentive award, assuming achievement of performance criteria set by the Compensation Committee, ranges from a threshold award of $1 million in cash plus 25,000 RSUs to a maximum award of $3 million paid in cash plus 50,000 RSUs; and

●	Annual option grant to acquire 100,000 shares of Common Stock.

The Compensation Committee continued to use the 2015 compensation package in 2018.

Public Storage • 2019 Proxy Statement • 39

Framework for NEO Compensation. The Compensation Committee designed its incentive compensation programs for 2018 to focus management on growing our business, as follows:

Base Salaries. Consistent with the Compensation Committee’s philosophy that executive officer compensation should be more heavily weighted towards performance-based, at-risk compensation, the Compensation Committee did not change base salaries for 2018.

2018 Annual Cash Incentive Targets. In early 2018, the Compensation Committee agreed that the corporate performance targets threshold for 2018 cash bonus awards for the NEOs would be positive growth of Core FFO per share, as adjusted for extraordinary items, including any foreign exchange gains and losses. The Compensation Committee considered that the goal might be challenging in light of uncertain conditions in the self-storage industry.

Core FFO is a non-GAAP measure that represents net income before depreciation expense, gains and losses on real estate assets, foreign currency gains and losses, the application of EITF D-42 to the redemption of securities and certain other items. Refer to Appendix A to this proxy statement for reconciliations and other information regarding Core FFO.

The actual bonus amounts are subject to the discretion of the Compensation Committee based on the collective business judgment of its members. The Compensation Committee has the discretion to award bonuses even if the performance targets are not met.

The Compensation Committee historically has considered the potential impact of Section 162(m) when designing its short-term performance-based bonus awards for NEOs, and retains discretion to reduce awards even if threshold targets are achieved. See “2018 Tax and Accounting Considerations – Section 162(m)” for discussion of the potential tax impact of the amendment of Section 162(m) in 2017 tax legislation.

The Compensation Committee approved that the annual cash incentive target for NEOs reporting to the CEO be set at an amount equal to 100% of each officer’s base salary at the applicable base salary on the date such bonus award is considered and approved by the Compensation Committee, with the exception of Mr. Reyes whose bonus target is set at $800,000 – equal to 133% of his base salary.

Public Storage • 2019 Proxy Statement • 40

2018 Performance-Based RSU Targets. Also in early 2018, the Compensation Committee established the 2018 performance-based RSU award program for NEOs, which requires growth in same store revenues at the following potential award levels:

2018 Same Store Revenue Growth	Grant Award Levels
Below 0%	No Award
0% - 1%	50% of Target
1%-2%	75% of Target
2-3%	100% of Target
Above 3%	150% of Target

The Compensation Committee approved target award amounts at the 100% level for NEOs reporting to the CEO as follows: Mr. Russell – 5,000 RSUs, Mr. Reyes – 12,000 RSUs, and Ms. Hughes – 2,000 RSUs.

2018 COMPENSATION DECISIONS

Satisfaction of Performance Targets. In early 2019, the Compensation Committee determined that with respect to the 2018 annual incentive bonuses performance targets, the company had achieved a 1.5% and 2.6% year-over-year increase in same store revenues and Core FFO per share, respectively. Since Core FFO per share growth in 2018 satisfied the growth threshold approved by the Compensation Committee for annual cash incentive bonuses for our CEO and all other NEOs, annual cash bonuses were awarded to all of our NEOs. Since the company achieved 1.5% in Same Store Revenue growth, RSU awards to NEOs reporting to Mr. Havner, RSUs were awarded to those NEOs as described below.

2018 CEO Compensation. In recognition of Mr. Havner’s success in achieving our corporate goals and driving shareholder value during 2018 despite a challenging operating year, the Compensation Committee approved a cash bonus of $2,000,000 (100% of target), and an award of 25,000 RSUs (which vest in equal installments over five years starting on the first through fifth anniversaries of the grant date), but did not grant any options.

2018 Compensation for NEOs other than our CEO

Base Salaries. Base salaries for 2018 for Mr. Reyes, Mr. Russell, and Ms. Hughes remained unchanged from 2017 at $600,000, $600,000, and $350,000, respectively. Ms. Johnson was promoted to Senior Vice President, Chief Human Resources Officer in April 2018 and received an increase in annual base salary from $300,000 to $400,000.

Annual Cash Incentives. Since the company achieved the positive growth of Core FFO per share in 2018 for the annual incentive bonus, and after consideration of individual executive performance as assessed by Mr. Havner, the Compensation Committee awarded the following annual cash incentive bonuses to the NEOs reporting to Mr. Havner: Mr. Reyes, $2,000,000 (250% of target); Mr. Russell, $600,000 (100% of target); Ms. Hughes, $350,000 (100% of target); and Ms. Johnson, $400,000 (100% of target).

Public Storage • 2019 Proxy Statement • 41

2018 Performance-Based RSUs. The 2018 performance-based RSU award program for NEOs requires growth in year-over-year same store revenues, and RSUs are awarded based on achievement of 2018 Same Store Revenue Growth.

Actual 2018 Same Store Growth was 1.5%, which qualified eligible NEOs for RSU awards at the 75% of target award level as follows: Mr. Reyes was awarded 9,000 RSUs; Mr. Russell was awarded 3,750 RSUs, and Ms. Hughes was awarded 1,500 RSUs. Mr. Havner was awarded the minimum level of 25,000 RSUs. These RSUs will vest in equal installments over five years starting on the first through fifth anniversaries of the grant date.

Promotion-Based Decisions. Mr. Russell, who was promoted to CEO effective January 1, 2019, Mr. Boyle, who was promoted to CFO effective January 1, 2019, and Ms. Johnson, who was promoted to Chief Human Resources Officer on April 25, 2018, received compensation in connection with their promotion as follows:

●

Mr. Russell’s base pay was increased from $600,000 to $700,000 effective January 1, 2019. On March 8, 2019, he was awarded 5,000 RSUs vesting in eight equal installments, and options to acquire 20,000 shares of Common Stock vesting in equal annual installments over five years.

●

Mr. Boyle’s base pay was increased from $350,000 to $550,000 effective January 1, 2019. On March 8, 2019, he was awarded 3,750 RSUs vesting in eight equal installments, and options to acquire 15,000 shares of Common Stock vesting in equal annual installments over five years.

●

On March 8, 2019, Ms. Johnson was awarded 2,000 RSUs vesting in eight equal installments, and options to acquire 10,000 shares of Common Stock vesting in equal annual installments over five years. Ms. Johnson also received an award on the same date of 2,250 RSUs vesting in five equal installments in connection with her 2018 performance.

Public Storage • 2019 Proxy Statement • 42

2018 AT-RISK COMPENSATION FOR ALL NEOs

The following charts depict for Mr. Havner, our former CEO (retired January 1, 2019) and for our four other NEOs, the split between (i) compensation tied to the achievement of performance goals, consisting of RSUs, options and cash incentive bonuses, and (ii) compensation not tied to performance goals, consisting of base salary and all other compensation. We believe that paying a significantly larger percentage of total compensation to our NEOs in performance-based compensation properly aligns with our compensation objectives.

Public Storage • 2019 Proxy Statement • 43

2019 COMPENSATION OUTLOOK

2019 Compensation Design and Performance Measures. The Compensation Committee continues to design bonus and equity awards tied to the achievement of quantitative performance targets established at the beginning of each year. Our 2019 compensation program consists of the following elements:

	Elements of Pay	Form	2019 Executive Compensation Design
Fixed Pay	Base Salary	Cash

●   Consistent with the Compensation Committee’s philosophy that executive officer compensation should be more heavily weighted towards performance-based, at-risk compensation; base salaries of our executive officers as of January 1, 2019 were set as follows: Mr. Russell (our CEO effective January 1, 2019): $700,000; Tom Boyle (our CFO effective January 1, 2019): $550,000; Ms. Hughes: $350,000; and Ms. Johnson: $400,000.

At-Risk Pay	Annual Incentives	Cash	● 2019 annual bonus target amounts for Mr. Russell, Mr. Boyle, Ms. Hughes, and Ms. Johnson were set at 100% of salary for each: $700,000, $550,000, $350,000, and $400,000, respectively.
	Long-Term Incentives	RSUs

●   Our compensation program will continue to rely heavily on performance-based RSUs.

●   In February 2019, the Compensation Committee approved performance-based RSUs with performance targets tied to growth and target award levels of performance-based RSUs as follows: Mr. Russell, 7,500 RSUs; Mr. Boyle, 5,000 RSUs; Ms. Hughes, 2,000 RSUs; and Ms. Johnson, 3,000 RSUs.

●   If awarded in early 2020, all performance-based RSUs will vest in equal installments over five years starting on the first through the fifth anniversaries of the grant date.

	Long-Term Incentives	Stock Options	● We may continue to award stock options, as the Compensation Committee deems appropriate for individual and company performance.

2019 SUCCESSION PLAN

●

As previously disclosed, Mr. Havner stepped down from his position as CEO, effective January 1, 2019. He remains Chairman of the Board. As of the same date, Joseph D. Russell, Jr. was appointed CEO, in addition to his role as President. Mr. Russell was appointed to the Board as a trustee effective January 1, 2019, and is a nominee for trustee at the 2019 annual meeting. Mr. Russell has been President of Public Storage since July 2016, and was President and Chief Executive Officer of our affiliate, PS Business Parks, from August 2002 until July 2016.

●

Also effective January 1, 2019, Tom Boyle was appointed CFO concurrently with John Reyes, our former CFO, stepping down. Mr. Reyes was appointed to the Board as a trustee effective January 1, 2019, and is a nominee for trustee at the 2019 annual meeting. Mr. Boyle, age 36, was Vice President and Chief Financial Officer, Operations of the company since joining the company in November 2016. Prior to joining the company, Mr. Boyle served in roles of increasing responsibilities with Morgan Stanley since 2005, from analyst to his last role as Executive Director, Equity and Debt Capital Markets.

Public Storage • 2019 Proxy Statement • 44

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION – SECTION 162(m)

The Compensation Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. Due to its tax status as a REIT, the company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and so, distributions to shareholders may be higher than they would be otherwise.

The Compensation Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the company’s best interests.

Prior to January 1, 2018, Section 162(m) imposed a $1,000,000 per person limit on the annual tax deduction for compensation paid to the company’s current chief executive officer and certain other executive officers. Certain “performance-based” compensation exceeding $1,000,000 annually paid to the executives was excluded from Section 162(m)’s limitation and was deductible if certain requirements were met. The Company generally designed awards of stock options, certain restricted share units, and cash incentives to qualify as deductible “performance-based” compensation.

Under tax reform legislation signed into law on December 22, 2017 (the “Tax Cuts and Jobs Act”), the deductibility of executive compensation was limited further, effective January 1, 2018. Section 162(m) still imposes a $1,000,000 per person limit on the annual tax deduction for compensation paid to the company’s current chief executive officer and certain other executive officers. But, the exclusion for “performance-based” compensation was repealed, and the group of employees subject to the limitation was expanded to include the chief financial officer and certain former executive officers.

Compensation awarded before November 3, 2017, which otherwise qualified as “performance based,” may continue to be deductible in the future as the cash compensation is paid, the restricted share units vest, and the stock options are exercised, under certain interim relief provisions of the Tax Cuts and Jobs Act. However, due to ambiguities and uncertainties about how the revised Section 162(m) should apply, it is uncertain whether previous awards that the Compensation Committee believed to be “performance based” compensation will be deductible going forward.

Under the 2016 Plan, the limit on the aggregate value of cash and non-cash awards, other than stock options and SARs, which may be granted to any individual in any calendar year, is $15 million.

Public Storage • 2019 Proxy Statement • 45

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees of Public Storage has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Public Storage for the fiscal year ended December 31, 2018.

The following independent trustees, who comprise the Compensation Committee, provide this report:

THE COMPENSATION COMMITTEE

Daniel C. Staton (Chairman)

Uri P. Harkham

Ronald P. Spogli

Public Storage • 2019 Proxy Statement • 46

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table. The following table sets forth information concerning the compensation earned by each of our NEOs for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total

Ronald L. Havner, Jr. (Retired) Chairman of the Board and Chief Executive Officer	2018	$1,000,000	-	$4,861,000	$1,310,000	$2,000,000	$11,000	$9,182,000
	2017	1,000,000	-	5,656,000	2,340,000	1,500,000	10,800	10,506,800
	2016	1,000,000	-	5,840,000	2,368,000	2,000,000	10,600	11,218,600

John Reyes (Retired) SVP and Chief Financial Officer	2018	600,000	-	2,333,280	786,000	2,000,000	11,000	$5,730,280
	2017	600,000	-	2,714,880	1,404,000	1,500,000	10,800	6,229,680
	2016	600,000	-	9,344,000	2,368,000	2,000,000	10,600	14,322,600

Joseph D. Russell, Jr. President	2018	600,000	-	972,200	-	600,000	16,000	$2,188,200
	2017	600,000	-	1,131,200	453,400	480,000	15,800	2,680,400
	2016	300,000	$300,000	2,538,000	787,000	-	-	3,925,000

Lily Yan Hughes SVP, Chief Legal Officer and Corporate Secretary	2018	350,000	-	388,880	-	350,000	11,000	$1,099,880
	2017	350,000	-	452,480	-	200,000	10,800	1,013,280
	2016	350,000	-	1,401,660	-	200,000	10,600	1,962,260

Natalia Johnson SVP and Chief HR Officer	2018	366,665	-	473,640	-	400,000	11,000	$1,251,305
	2017	300,000	-	-	-	250,000	4,500	550,000
	2016	137,500	-	698,280	284,100	200,000	-	1,319,880

(1)	Mr. Russell’s annualized salary for 2016 was $600,000. Ms. Johnson’s annualized salary increased to $400,000 upon her promotion as Chief Human Resources Officer in April 2018.

(2)	The amounts shown in this column reflect the bonuses awarded to Mr. Russell in connection with his appointment as President in July 2016.

(3)

The values reflected in this column relate to awards subject to performance conditions. For Mr. Reyes, Mr. Russell and Ms. Hughes, the amounts shown in 2018 relate to RSU awards that were subject to satisfaction of performance conditions assuming achievement of such conditions at the 100% target level, and reflect the fair value of such RSU awards as of the respective grant dates in February 2018. For Ms. Johnson, the amount shown in 2018 relate to RSU awards made in March 2018. For Mr. Havner, the amount shown in 2018 relates to an RSU award pursuant to his annual incentive plan (which is paid part in cash and part in RSUs) that was subject to performance criteria assuming achievement at the minimum level. In February 2019, the Compensation Committee determined that 2018 performance qualified eligible NEOs for the 75% level. The number of RSUs actually awarded on March 8, 2019, and their grant date fair values are as follows: Mr. Reyes, 9,000 RSUs ($1,928,880); Mr. Russell, 3,750 RSUs ($803,700); and Ms. Hughes, 1,500 RSUs ($321,480). On the same date, Mr. Havner was awarded 25,000 RSUs ($5,358,000), the minimum achievement level. The stock awards listed in this table for 2018 for Ms. Johnson represents 2,400 RSUs awarded on March 5, 2018, prior to her promotion as Chief Human Resources Officer. The amount shown for Mr. Russell in 2016 represents the grant date fair value of the 10,000 RSUs awarded in connection with his appointment as President in July 2016. All holders of RSUs receive payments equal to any dividends paid on the Common Stock.

(4)

The amounts shown in this column reflect the grant date fair value of stock option awards. For further discussion concerning the assumptions used in this valuation, refer to Note 10 to the company’s audited financial statements for the fiscal year ended December 31, 2018 included in the company’s Annual Report on Form 10-K.

(5)

The amounts shown in this column reflect annual cash incentive awards for NEOs that are based on pre-established performance targets set early in the year and, therefore, under SEC rules are classified as non-equity incentive plan compensation. See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the 2018 performance targets.

(6)

The amounts shown in this column for all NEOs reflect contributions to each officer’s 401(k) Plan account (3% of the annual cash compensation up to a maximum of $10,600 for 2016, $10,800 for 2017, and $11,000 for 2018). Mr. Russell was not eligible for company match on his 401(k) Plan account in 2016. For Mr. Russell, the amount shown in 2017 and 2018 includes a $5,000 payment for attending in person a meeting of the board of directors of the company’s insurance subsidiary.

Public Storage • 2019 Proxy Statement • 47

Grants of Plan-Based Awards.  The following table sets forth information relating to estimated future payouts under non-equity incentive plan awards, stock options and RSUs granted pursuant to our equity incentive plans during the year ended December 31, 2018 to each of our NEOs

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date (1)	Threshold	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)	($)(4)

Ronald L. Havner, Jr.
Annual Incentive (3)	02/28/18	1,000,000	2,000,000	3,000,000	-	-	-	-	-	-
Annual Incentive (3)	02/28/18		-	-	25,000	25,000	50,000	-	-	4,861,000
Options (5)	02/28/18		-	-	-	-	-	100,000	194.44	1,310,000

John Reyes
Annual Incentive	02/28/18	-	800,000	15,000,000	-	-	-	-	-	-
RSUs	02/28/18		-	-	0	12,000	18,000	-	-	2,333,280
Options (5)	02/28/18		-	-	-	-	-	60,000	194.44	786,000

Joseph D. Russell, Jr.
Annual Incentive	02/28/18	-	600,000	9,000,000	-	-	-	-	-	-
RSUs	02/28/18		-	-	5,000	7,500	15,000	-	-	972,200

Lily Yan Hughes
Annual Incentive	02/28/18	-	350,000	5,250,000	-	-	-	-	-	-
RSUs	02/28/18		-	-	2,000	3,000	6,000	-	-	388,880

Natalia Johnson
Annual Incentive	05/01/18	-	400,000	6,000,000	-	-	-	-	-	-
RSUs	03/05/18		-	-	-	2,400	-	-	-	473,640

(1)

Messrs. Havner and Reyes retired as NEOs effective January 1, 2019. Pursuant to applicable accounting rules and with the exception of the grants to Ms. Johnson, (i) the grant dates for the RSUs referred to in this table are the dates the Compensation Committee took the action to establish the targets for the potential awards and (ii) the grant dates for the options referred to in this table are the dates such options were actually awarded. Ms. Johnson received a grant of 2,400 RSUs in March 2018 that are not subject to performance-based metrics prior to her promotion in April 2018.

(2)

The amounts shown in these columns represent the range of possible annual cash incentive payouts and stock awards pursuant to the Public Storage Performance-Based Compensation Plan based upon achievement of performance targets. The amount shown for Ms. Johnson was established as part of her compensation package in connection with her promotion as Senior Vice President, Chief Human Resources Officer in April 2018.

(3)	Mr. Havner’s annual incentive is paid part in cash and part in RSUs.

(4)

Amounts shown in this column reflect the fair value of stock and option awards computed as of the grant dates noted on this table. The fair value of stock awards is calculated by multiplying the fair market value of our Common Stock on the grant date by the probable number of shares awarded, which for Mr. Reyes, Mr. Russell, Ms. Hughes and Ms. Johnson was assumed to be at the target level and for Mr. Havner was assumed to be 25,000 RSUs. Stock awards receive dividends as and when and at the same rate paid to all common shareholders of Public Storage. See footnotes to the Summary Compensation Table for information on the fair value of the performance-based RSU awards for Mr. Havner if the maximum value had been assumed.

(5)	Stock options granted to each of Messrs. Havner and Reyes vest in five equal annual installments beginning on the first anniversary after the grant date.

Public Storage • 2019 Proxy Statement • 48

Option Exercises and Stock Vested In 2018.  The following table provides information about options exercised by and RSU awards vested for the NEOs during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Ronald L. Havner, Jr. (Retired)	100,000	$16,123,991	40,000	$7,521,150

John Reyes (Retired)	-	-	27,000	$5,050,860

Joseph D. Russell, Jr.	-	-	2,000	$452,680

Lily Yan Hughes	15,000	$213,558	2,100	$406,706

Natalia Johnson	-	-	600	$129,492

(1)

Value realized represents the difference between the market price of our Common stock on the NYSE at the time of exercise and the exercise price of the options. Does not reflect any tax or other required withholdings.

(2)	Value realized was calculated by multiplying the number of shares vesting by the closing price of our Common Stock on the NYSE on the vesting date as follows:

Name	RSU Vesting Date	Fair Market Value of PSA

Ronald L. Havner, Jr. (Retired)	02/22/18	$193.14
	02/20/18	186.31
	02/19/18	186.31
	02/15/18	190.48

John Reyes (Retired)	02/22/18	$193.14
	02/20/18	186.31
	02/19/18	186.31

Joseph D. Russell, Jr.	07/01/18	$226.34

Lily Yan Hughes	02/22/18	$193.14
	02/19/18	186.31
	01/08/18	203.53
Natalia Johnson	08/05/18	$215.82

Public Storage • 2019 Proxy Statement • 49

Outstanding Equity Awards in 2018.  The following table sets forth certain information concerning outstanding equity awards held by the NEOs at December 31, 2018.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (4)		Market Value of Shares of Stock that Have Not Vested ($) (4)

Ronald L. Havner, Jr. (Retired)	02/28/18	-		100,000	(1)	194.44	02/28/28	25,000	(3)	5,060,250
	02/22/17	20,000	(1)	80,000	(1)	226.24	02/22/27	43,750	(3)	8,855,438

	02/15/16	40,000	(1)	60,000	(1)	233.61	02/15/26	37,500	(3)	7,590,375

	02/19/15	60,000	(1)	40,000	(1)	198.79	02/19/25	20,000	(2)	4,048,200

	02/20/14	80,000	(1)	20,000	(1)	166.71	02/20/24	7,987	(1)	1,616,649

	02/21/13	100,000	(1)	-		152.01	02/21/23	-		-

	TOTAL	300,000		300,000				134,237		27,170,912

John Reyes (Retired)	02/28/18	-		60,000	(1)	194.44	02/28/28	12,000	(3)	2,428,920
	02/22/17	12,000	(1)	48,000	(1)	226.24	02/22/27	21,000	(3)	4,250,610

	02/19/16	-		-		-	-	30,000	(3)	6,072,300

	02/15/16	40,000	(1)	60,000	(1)	233.61	02/15/26	-		-

	02/19/15	60,000	(1)	40,000	(1)	198.79	02/19/25	16,000	(1)	3,238,560

	02/20/14	80,000	(1)	20,000	(1)	166.71	02/20/24	8,000	(1)	1,619,280

	02/21/13	100,000	(1)	-		152.01	02/21/23	-		-

	TOTAL	292,000		228,000				87,000		17,609,670

Joseph D. Russell, Jr.	02/28/18	-		-		-	-	5,000	(3)	1,012,050

	03/10/17	4,000	(1)	16,000	(1)	220.07	03/10/27	-		-

	07/01/16	10,000	(1)	15,000	(1)	253.84	07/01/26	6,000	(1)	1,214,460

	TOTAL	14,000		31,000				11,000		2,226,510

Lily Yan Hughes	02/28/18	-		-		-	-	2,000	(3)	404,820

	02/22/17	-		-		-	-	5,250	(3)	1,062,653

	02/19/16	-		-		-	-	4,500	(3)	910,845

	01/08/15	15,000	(1)	20,000	(1)	197.90	01/08/25	1,200	(1)	242,892

	TOTAL	15,000		20,000				12,950		2,621,210

Natalia Johnson	03/05/18	-		-		-	-	2,400	(3)	485,784

	08/05/16	4,000	(1)	6,000	(1)	232.76	08/05/26	1,800	(1)	364,338

	TOTAL	4,000		6,000				4,200		850,122

(1)	These options or RSUs vest in five equal annual installments, beginning one year from the award date.

(2)	These RSUs vest over five years in equal installments beginning one year from the award date. Mr. Havner elected to defer receipt of 10,000 RSUs that vested on April 1, 2016.

(3)	These options or RSUs vest in eight equal installments, beginning one year from the award date.

(4)	Stock awards consist of RSUs granted to the named executive officers, and the values shown assume a price of $202.41 per share, the closing price for our Common Stock on the NYSE on December 31, 2018.

Public Storage • 2019 Proxy Statement • 50

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination. We do not have employment agreements with any NEO that provide for future payments upon termination of employment with the company.

We do not have a formal severance or retirement program for payments on termination of employment, whether through voluntary or involuntary termination, other than as specifically set forth in our Performance-Based Compensation Plan, 2001 Plan, 2007 Plan, 401(k) Plan or as required by law. The following indicate our general practices:

●	any vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

●	all unvested stock options, restricted shares and/or RSUs are forfeited (except in the case of death or disability); and

●	accrued and unused vacation pay is paid in a lump sum.

Payments Upon Death Or Disability. In the event of the death or permanent and total disability of a NEO:

●	all outstanding unvested stock options and unvested RSUs accelerate and vest upon the officer’s death or permanent and total disability;

●	all such stock options may be exercised during the one-year period following the date of death or permanent and total disability (but before the termination date of the option); and

●	the officer or his/her estate will receive payments under Public Storage’s life insurance program or disability plan, as applicable.

Payments Upon Change In Control. Our applicable equity plans provide that upon the occurrence of a “change of control” of Public Storage, all outstanding RSUs and restricted share grants vest immediately and all outstanding stock options vest 15 days before the effective date of a “change of control” and are exercisable during such 15-day period.

A “change of control” is defined in the plans to include generally the following:

●	the dissolution or liquidation of Public Storage or merger in which Public Storage does not survive;

●	the sale of substantially all Public Storage assets; or

●

merger in which the company is the surviving corporation but after which the company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the company; or

●	any transaction that results in any person or entity owning 30% or more of the combined voting power of all classes of our shares.

Public Storage • 2019 Proxy Statement • 51

These accelerated payments do not apply if provision is made for continuation of the equity plan or substitution of new options, restricted shares and RSUs or a majority of our Board determines that the “change of control” will not trigger application of these acceleration provisions.

The following table shows the estimated value of the acceleration of vesting of unvested equity awards pursuant to the termination events described above assuming the event occurred as of December 31, 2018 and using the value of our Common Stock on December 31, 2018 of $202.41 per share.

Name	Value of all outstanding unvested options (1)	Value of all outstanding unvested RSUs (2)	Total (3)

Ronald L. Havner, Jr. (Retired)	$ 1,655,800	$ 27,170,912	$28,826,712

John Reyes (Retired)	$ 1,337,000	$ 17,609,670	$18,946,670

Joseph D. Russell, Jr.	$ 0	$ 2,226,510	$2,226,510

Lily Yan Hughes	$ 45,100	$ 2,621,210	$2,666,310

Natalia Johnson	$ 0	$ 850,122	$850,122

(1)

Represents the difference, if positive, between the exercise price of unvested options held by the executive and the closing price of our Common Stock on the NYSE on December 31, 2018. If the exercise price exceeds the closing price of our Common Stock on the NYSE on December 31, 2018, then the value is presented as zero.

(2)

Represents the number of unvested RSUs multiplied by the closing price of our Common Stock on the NYSE on December 31, 2018. Includes unvested portion of performance-based RSU awards. The amount shown for Mr. Havner does not include the 10,000 shares of Common Stock that vested on April 1, 2016, which Mr. Havner elected to defer receipt.

Public Storage • 2019 Proxy Statement • 52

SHARE OWNERSHIP OF TRUSTEES AND MANAGEMENT

Our stock ownership policies provide guidelines for share ownership for trustees and executive officers, as described on pages 24-25 and 28. The following table sets forth information as of March 1, 2019 concerning the beneficial ownership of shares of Common Stock by each of our trustees, the Chief Executive Officer, the Chief Financial Officer and the other two most highly compensated persons who were executive officers of the company on December 31, 2018, and all trustees and executive officers as a group. Except as otherwise indicated and subject to applicable community property and similar statutes, each trustee and executive officer has sole voting and investment power over his or her shares.

Name	Common Shares Beneficially Owned (1)		Percent of Class (1)

Ronald L. Havner, Jr.	555,683	(2)	*

Tamara Hughes Gustavson	19,016,215	(3)	11%

Uri P. Harkham	69,409	(4)	*

Leslie S. Heisz	14,999		*

B. Wayne Hughes, Jr.	5,161,886	(5)	3%

Avedick B. Poladian	56,999		*

Gary E. Pruitt	43,349		*

Ronald P. Spogli	31,999		*

Daniel C. Staton	65,351		*

Joseph D. Russell, Jr.	20,720		*

John Reyes	504,475		*

Lily Yan Hughes	27,669		*

Natalia Johnson	4,766		*

All trustees and executive officers as a group (13 persons)	25,573,520	(2)(3)(4)(5)	14%

*	Less than 1%

(1)

Represents shares of Common Stock beneficially owned as of March 1, 2019 and includes options to purchase shares of Common Stock exercisable within 60 days of March 1, 2019 as follows: R. Havner, 400,000 shares; T. Gustavson, 44,999 shares; U. Harkham, 30,999 shares; L. Heisz, 14,999 shares; B. Hughes, Jr., 39,999 shares; A. Poladian, 54,999 shares; G. Pruitt, 39,999 shares; R. Spogli, 29,999 shares; D. Staton, 31,666 shares; J. Russell, 18,000 shares; J. Reyes, 376,000 shares; L. Hughes, 25,000 shares; N. Johnson, 4,000 shares. Includes the 10,000 RSUs which vested on April 1, 2016 for Mr. Havner but which receipt of shares has been deferred. See footnote 2 below.

(2)

Mr. Havner’s holdings held in a joint account with Mr. Havner’s spouse are held in a margin brokerage account. Includes the 10,000 RSUs vested on April 1, 2016. In accordance with the terms of the 2007 Plan, Mr. Havner elected to defer the receipt of these shares in ten equal annual installments beginning on April 1, 2021.

(3)

Includes 11,348 shares of Common Stock held jointly by Ms. Gustavson and Mr. Hughes, Jr. as to which they share investment power. Also includes (i) 895,390 shares of Common Stock held by Ms. Gustavson’s son

(4)	Includes 29,119 shares of Common Stock (approximately 42% of his shares of Common Stock) held by Uri P. Harkham that were pledged to an institutional lender as security.

(5)

Includes 11,348 shares of Common Stock held jointly by Mr. Hughes, Jr. and Ms. Gustavson as to which they share investment power. Also includes 380,000 shares of Common Stock (approximately 7.3% of his shares of Common Stock) held by B. Wayne Hughes, Jr. that were pledged to an institutional lender as security.

Public Storage • 2019 Proxy Statement • 53

The following table sets forth information as of the dates indicated with respect to persons known to us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock:

Shares of Common Stock Beneficially Owned

Name and Address	Number of Shares	Percent of Class

B. Wayne Hughes (1)	1,200,880	*

B. Wayne Hughes, Jr. (1)	5,110,539	2.9%

Tamara Hughes Gustavson (1)	18,959,868	10.9%

B. Wayne Hughes, Jr. and Tamara Hughes Gustavson (1)	11,348	*

Hughes Family Total	25,282,635	14.5%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355 (2)	19,685,716	11.3%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055 (3)	15,991,641	9.2%

State Street Corporation One Lincoln Street Boston, MA 02111 (5)	9,114,305	5.2%

*	Less than 1%

(1)

This information is as of March 1, 2019. B. Wayne Hughes, B. Wayne Hughes, Jr. and Tamara Hughes Gustavson have filed a joint Schedule 13D, as amended most recently on June 12, 2015, to report their collective ownership of shares of Common Stock and may constitute a “group” within the meaning of section 13(d) (3) of the Exchange Act, although each of these persons disclaims beneficial ownership of the shares of Common Stock owned by the others. The address for the Hughes Family is 701 Western Avenue, Glendale, California 91201-2349. The number of shares of Common Stock owned also reflects transactions reported on Forms 4 since the most recent Schedule 13D amendment was filed.

(2)

This information is as of December 31, 2018 and is based on a Schedule 13G/A filed on February 2, 2019 by The Vanguard Group to report that it (including affiliates) has sole voting power with respect to 318,250 shares of Common Stock, shared voting power with respect to 206,807 shares of Common Stock, sole dispositive power with respect to 19,297,834 shares of Common Stock and shared dispositive power with respect to 387,882 shares of Common Stock. These are additional shares held under the Vanguard family of funds.

(3)

This information is as of December 31, 2018 and is based on a Schedule 13G/A filed on February 6, 2019 by BlackRock, Inc. to report that it (including affiliates) has sole voting with respect to 14,710,852 shares of Common Stock and sole dispositive power with respect to 15,991,641 shares of Common Stock.

(4)

This information is as of December 31, 2018 and is based on a Schedule 13G filed on February 13, 2019 by State Street Corporation to report that it (including affiliates) has shared voting power with respect to 8,111,443 shares of Common Stock and sole dispositive power with respect to 9,112,291 shares of Common Stock.

Public Storage • 2019 Proxy Statement • 54

ADDITIONAL INFORMATION ABOUT TRUSTEES, EXECUTIVE OFFICERS AND MANAGEMENT

Anti-Hedging Policy. Our insider trading policy includes an anti-hedging provision that prohibits trustees, officers and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the company. The objective of this policy is to enhance alignment between the interests of our trustees, officers and employees and those of our shareholders.

Policy Regarding Pledging of Shares. Our securities trading policy discourages (but does not prohibit) the pledging of shares of Common Stock by insiders. We have considered the pledges of shares of Common Stock by Mr. Hughes, Jr., Mr. Harkham and Ms. Gustavson in light of the company’s securities trading policy and the position of ISS Corporate Solutions (ISS), which is that pledges of shares of Common Stock by insiders may adversely affect shareholders if the insiders are forced to sell their shares of Common Stock. Our belief is that the existing pledge arrangements do not present a significant risk of lender foreclosure or an unexpected sale of large volumes of Common Stock on the open market.

Our Board is of the view that these arrangements are unlikely to result in adverse effects to shareholders as Mr. Hughes, Jr. and Ms. Gustavson each owns a greater number of shares of Common Stock that are not pledged, and Mr. Harkham’s pledges cover a relatively small number of shares. Additionally, Mr. Hughes, Jr.’s program of pledging shares of Common Stock generally predates the ISS anti-pledging policy, and none of Mr. Hughes, Jr.’s, Mr. Harkham’s or Ms. Gustavson’s pledges are part of a hedging strategy. Our Board also recognizes that maintaining these existing pledging arrangements allow Mr. Hughes, Jr. and Mr. Harkham to pursue their respective business interests without the need to sell company shares to raise additional capital.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our trustees and executive officers, and persons who own more than 10% of any registered class of our equity securities to file with the SEC initial reports of beneficial ownership of Public Storage’s equity securities on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. As a matter of practice, we typically assist our executive officers and trustees with these matters and file these reports on their behalf.

Based solely on a review of reports we filed on behalf of our trustees and executive officers, and written representations from these individuals that no other reports were required, all reports on behalf of our trustees and executive officers were filed on a timely basis under Section 16(a).

Related Party Transaction Approval Policies and Procedures. With respect to transactions involving our trustees, the Corporate Governance Guidelines provide for review by the Governance Committee of related party transactions that might present possible conflicts of interest. The Governance Committee reviews related party transactions involving Board members pursuant to the Corporate Governance Guidelines. Before undertaking a related party transaction, we request that trustees submit information to the Governance Committee, who will advise the company’s Chief Legal Officer. The Governance Committee considers the matters submitted to it and makes a recommendation to the Board with respect to

Public Storage • 2019 Proxy Statement • 55

any action to be taken. The trustee with an actual, potential or apparent conflict of interest does not participate in the decision-making process related to the transaction.

Our executive officers who are not also trustees are subject to the Code of Conduct. Under the Code of Conduct, executive officers are required to disclose to our Chief Legal Officer any potential conflicts of interest, which include, among other interests, financial relationships, or associations where an executive’s personal interest may conflict with ours. In addition, the Audit Committee reviews on an ongoing basis related party transactions involving our executive officers and trustees, PS Business Parks and Shurgard Europe that may require Board pre-approval under applicable law or may be required to be disclosed in our financial statements or proxy statement.

Relationships and Transactions with the Hughes Family. B. Wayne Hughes, our Chairman Emeritus and the company’s Co-Founder, and Tamara Hughes Gustavson, a trustee on our Board, own and control 62 self-storage facilities in Canada. These facilities operate under the “Public Storage” trade name, which we license to the owners of these facilities on a royalty-free, non-exclusive basis. Our subsidiaries reinsure risks relating to loss of goods stored by customers in these facilities, and have received approximately $1.3 million for the year ended December 31, 2018. Our right to continue receiving these premiums may be qualified. We have a right of first refusal, subject to limitations, to acquire the stock or assets of the corporation engaged in the operation of these facilities if their owners agree to sell them.

Management Agreement with PS Business Parks. PS Business Parks manages certain of the commercial facilities that we own pursuant to management agreements for a management fee equal to 5% of revenues. Public Storage paid a total of $407,000 in management fees with respect to PS Business Parks’ property management services in 2018. In 2018, PS Business Parks allocated approximately $472,000 in operating expenses to Public Storage related to the management of the properties, including payroll and other overhead expenses.

PS Business Parks owns certain commercial facilities that include self-storage space. We manage this self-storage space for PS Business Parks for a management fee equal to 6% of revenues generated by the self-storage space. We recorded management fees with respect to these facilities of approximately $96,000 for the year ended December 31, 2018. In 2018, we allocated approximately $65,000 in operating expenses to PS Business Parks related to the management of the properties, including payroll and overhead expenses.

Cost Sharing and Other Arrangements with PS Business Parks. Pursuant to a cost sharing and administrative services arrangement, we share certain administrative services, corporate office space and certain other third party costs with PS Business Parks which are allocated based upon time, effort and other methodologies. PS Business Parks reimbursed us $1.2 million for the year ended December 31, 2018 for costs paid on their behalf, and we reimbursed PS Business Parks $38,000 in costs that PS Business Parks incurred on our behalf for the year ended December 31, 2018.

At December 31, 2018, we owed PS Business Parks $43,000 with respect to property management costs.

Public Storage • 2019 Proxy Statement • 56

Common Management/Board Members with PS Business Parks and Shurgard. Ronald L. Havner, Jr., Chairman of Public Storage, is also Chairman of the Board of Directors of PS Business Parks and Shurgard. Joseph D. Russell, Jr., President and CEO of Public Storage, is also a member of the Board of Directors of PS Business Parks. Gary E. Pruitt, a trustee of Public Storage, is a member of the Board of Directors of PS Business Parks. Dan Staton, a trustee of Public Storage, is a member of the Board of Directors of Shurgard.

Trademark Agreement and Transactions with Shurgard. Pursuant to a trademark license agreement, we receive monthly royalty fees from Shurgard for the use of the “Shurgard” tradename equal to 1% of Shurgard’s gross revenues. Shurgard paid us $2.9 million for the year ended December 31, 2018 for royalty fees in connection with their use of the “Shurgard” tradename. On October 18, 2018, we sold our Kensington property in West London to Shurgard for $42.1 million and recorded a gain on disposition of $31.5 million in the year ended December 31, 2018.

Pay Ratio Disclosure. As of October 1, 2018, we had 5,390 talented and dedicated employees performing the following functions:

●

Approximately 83% (4,477) of our employees work at one of our 2,412 self-storage facilities serving our customers. We generally pay these on-site property managers on an hourly basis. The median annual total compensation for these employees in 2018 was $23,703.

●

Approximately 7% (348) of our employees manage on-site property managers and assist them in providing our customers superior service. The median annual total compensation for these employees in 2018 was $104,588.

●	Approximately 4% (242) of our employees work in our call centers and assist potential customers and existing customers. The median annual total compensation for these employees in 2018 was $32,906.

●

Approximately 6% (323) of our employees are corporate employees, including our executive management team and our finance, legal, information technology, and human resources personnel. The median annual total compensation for these employees in 2018 was $120,000.

SEC rules require us to disclose the ratio of annual total compensation of our CEO, Ronald L. Havner, Jr., to the annual total compensation of our median employee (excluding Mr. Havner). The ratio presented below is a reasonable estimate calculated in a manner consistent with SEC rules. We selected the median employee based on the 5,390 full-time and part-time workers employed by the company and its consolidated subsidiaries as of October 1, 2018. In identifying our median employee, we used annual gross pay based on W-2 information. We did not apply any cost-of-living adjustments as part of the calculation.

Based on these calculations, our median employee is one of our 4,477 on-site property managers. This employee is paid on an hourly basis. The 2018 annual total compensation for our median employee as determined based on SEC rules was $24,909. The 2018 annual total compensation for our CEO as determined based on SEC rules was $9,182,000. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2018 is 369 to 1.

The Board recommends a vote FOR approval

of our executive compensation as described in this proxy statement.

Public Storage • 2019 Proxy Statement • 57

Proposal 3:

Ratification of independent

registered public accounting firm

The Audit Committee has appointed Ernst & Young LLP (EY) as the company’s independent registered public accounting firm to audit the Consolidated Financial Statements of Public Storage and its subsidiaries for the year ending December 31, 2019.

RECOMMENDATION: Vote FOR ratification of EY

Public Storage • 2019 Proxy Statement • 58

PROPOSAL 3

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE SUMMARY

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the company’s independent registered public accounting firm. The Audit Committee has appointed EY as the independent registered public accounting firm for Public Storage for the fiscal year ending December 31, 2019. The Audit Committee believes that the selection of EY is in the best interests of the company and its shareholders and has recommended that the Board submit the appointment of EY to the company’s shareholders for ratification.

Although we are not required to seek shareholder ratification of the appointment of EY as the independent registered public accounting firm, Public Storage is asking its shareholders to do so because it believes that shareholder ratification of the appointment is a matter of good corporate practice. Ratification of the appointment of EY requires approval by a majority of the votes cast at the meeting. For these purposes, abstentions and broker non-votes will not be counted. If the shareholders do not ratify the appointment of EY, the Audit Committee will reconsider whether or not to retain EY as the independent registered public accounting firm for Public Storage, but may determine to do so. Even if the shareholders ratify the appointment of EY, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of Public Storage and its shareholders.

A representative of EY will be present at our 2019 Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY EY FOR 2018 AND 2017

The following table shows the fees billed or expected to be billed to Public Storage by EY for audit and other services provided for fiscal 2018 and 2017:

	2018	2017

Audit Fees	$1,101,000	$1,137,000

Audit-Related Fees	46,000	45,000

Tax Fees	107,000	70,000

All Other Fees	0	0

Total	$1,254,000	$1,252,000

Public Storage • 2019 Proxy Statement • 59

Audit Fees. Audit fees represent fees for professional services provided in connection with the audits of Public Storage’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in Public Storage’s quarterly reports on Form 10-Q and services in connection with the company’s registration statements and securities offerings.

Audit-Related Fees. Audit-related fees represent professional services for auditing the Public Storage 401(k) plan financial statements.

Tax Fees. In 2018 and 2017, tax fees included $53,000 and $52,000, respectively, for preparation of federal and state income tax returns for Public Storage and its consolidated entities and $54,000 and $18,000, respectively, for various tax consulting matters.

Audit Committee Pre-Approval Policies. The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by EY, our independent registered public accounting firm. The policy requires that all services provided by EY to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee.

In 2018 and 2017, our Audit Committee pre-approved all services performed for us by EY.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

In connection with its oversight responsibilities related to the company’s consolidated financial statements included in the company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with EY matters required to be discussed by the Public company Accounting Oversight Board (the PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The discussion included, but was not limited to, the overall scope and plans for the annual audit, the results of their audit, their evaluation of the company’s internal controls and the overall quality of the company’s financial reporting.

In addition to providing the required written disclosures and communications, EY also provided to the Audit Committee the letter confirming EY’s independence of the company as required by the applicable rules of the PCAOB, and the Audit Committee discussed with EY their independence. In addition, the Audit Committee has considered whether EY’s provision of non-audit services to the company and its affiliates is compatible with EY’s independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel and EY on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the

Public Storage • 2019 Proxy Statement • 60

Audit Committee received from management its assessment and report on the effectiveness of the company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the company’s internal control over financial reporting as of December 31, 2018. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board has approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee also approved the appointment of EY as the company’s independent registered public accountants for the fiscal year ending December 31, 2019 and recommended that the Board submit this appointment to the company’s shareholders for ratification at the 2019 Annual Meeting.

THE AUDIT COMMITTEE

Avedick B. Poladian (Chairman) Leslie S. Heisz Gary E. Pruitt Daniel C. Staton

The Board recommends a vote FOR ratification of EY.

Public Storage • 2019 Proxy Statement • 61

GENERAL INFORMATION ABOUT THE MEETING

Purpose of Proxy Solicitation

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for use at our 2019 Annual Meeting, or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder as of March 1, 2019, the record date (the record date) fixed by the Board, and are therefore entitled to receive Notice of the Annual Meeting and to vote on matters presented at the meeting.

Important Notice Regarding Delivery of Security Holder Documents

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the Annual Report) includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 27, 2019, excluding exhibits. On or about March 15, 2019, we mailed you a Notice containing instructions on how to access this proxy statement and our Annual Report and vote over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Availability of Proxy Statement and Annual Report

All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2018 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2018. Shareholders may request a free copy of our 2018 Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Public Storage, 701 Western Avenue, Glendale, California 91201-2349, Attention: Investor Services. Alternatively, shareholders can access the 2018 Annual Report on Form 10-K and other financial information on Public Storage’s “Investor Relations” section of its website at publicstorage.com. Public Storage will also furnish any exhibit to the 2018 Annual Report on Form 10-K upon written request and payment of a copying charge of 20 cents per page.

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held on Wednesday, April 24, 2019 at 10:00 a.m. Eastern Daylight Time at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida 33134.

Who Can Vote

If you are a holder of Common Stock at the close of business on the record date, you may vote the shares of Common Stock that you hold on that date at the Annual Meeting. For all matters submitted for vote at the Annual Meeting, each share of Common Stock is entitled to one vote.

Public Storage • 2019 Proxy Statement • 62

Quorum for the Annual Meeting

If a majority of the shares of Common Stock outstanding on the record date is present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting business to be conducted at the Annual Meeting. As of the record date of March 1, 2019, we had 174,371,289 shares of Common Stock outstanding and entitled to vote.

We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

How Votes are Counted

For the election of trustees, trustee nominees receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) will be elected. Similarly, approval of Proposals 2 and 3 require an affirmative majority of the votes cast (i.e., the number of shares cast “for” the proposal must exceed the number of votes cast “against” that proposal). We will not count shares that abstain from voting.

Although the advisory vote to approve executive compensation in Proposal 2 is non-binding, the Compensation Committee will consider and take into account the vote results in making future determinations to approve executive compensation and advisory vote frequency.

Trustee Nominees Who Do Not Receive a Majority of the Votes Cast

If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.

Under our Corporate Governance Guidelines, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The Governance Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If the Board accepts a trustee’s resignation, it may fill the resulting vacancy or decrease the size of the Board as provided in our bylaws.

How Proxies Will Be Voted

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1 and 2 because NYSE rules treat these matters as non-routine. Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 3 because that matter is treated as routine under NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Public Storage • 2019 Proxy Statement • 63

If you are a registered shareholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR (i) each of Proposals 1, 2, and 3 and (ii) in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

How to Cast a Vote

You may vote by any one of the following means:

•

BY INTERNET: Shareholders who received a Notice about the Internet availability of our proxy materials may submit proxies over the Internet by following the instructions on the Notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•

BY TELEPHONE: If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. When voting, you will need to have available the control number that appears on the card.

•

BY MAIL: Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.

•

IN PERSON, AT THE ANNUAL MEETING: Shareholders who hold shares in their name as the shareholder of record may vote in person at the Annual Meeting. Shareholders who are beneficial owners but not shareholders of record may vote in person at the Annual Meeting only with a legal proxy obtained from their broker, trustee or nominee, as applicable.

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

How to Vote as a Participant in the Company’s 401(K) Plan

If you hold your shares as a participant in the 401(k) Plan, your proxy will serve as a voting instruction for the trustee of the 401(k) Plan with respect to the amount of shares of Common Stock credited to your account as of the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your shares of Common Stock held in the 401(k) Plan, the trustee will vote those shares of Common Stock in the manner specified. The trustee will vote any shares of Common Stock for which it does not receive instructions in the same proportion as the shares of Common Stock for which voting instructions have been received by the trustee, unless the trustee is required by law to exercise its discretion in voting such shares.

To allow sufficient time for the trustee to vote your shares of Common Stock, the trustee must receive your voting instructions by 7:00 a.m., Pacific Daylight Time, on April 22, 2019.

Public Storage • 2019 Proxy Statement • 64

Changing Your Vote

You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must:

●	file an instrument of revocation with our Corporate Secretary at our principal executive offices, 701 Western Avenue, Glendale, California 91201-2349;

●	mail a new proxy card dated after the date of the proxy you wish to revoke to our Corporate Secretary at our principal executive offices;

●	submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or

●	if you are a shareholder of record, or you obtain a legal proxy from your broker, trustee or nominee, as applicable, attend the Annual Meeting and vote in person.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, voting instruction card or, if submitted over the Internet, as indicated on the submission.

Cost of this Proxy Solicitation

We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission and personal interviews.

We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Stock. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

Contacting our Transfer Agent

Please contact Public Storage’s transfer agent, at the phone number or address listed below, with any questions concerning share certificates, dividend checks, transfer of ownership or other matters pertaining to your share account:

Computershare Trust Company, N.A.

P.O. Box 30170

College Station, TX 77842-3170

Phone: (781) 575-3120

Public Storage • 2019 Proxy Statement • 65

Consideration of Candidates for Trustee

Shareholder Recommendations. The policy of the Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board. Under this policy, only shareholders who would be entitled to submit shareholder proposals under the SEC rules may submit shareholder recommendations. In evaluating recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described above. Any shareholder recommendations proposed for consideration by the Governance Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201-2349, Attention: Corporate Secretary.

Deadline to Propose or Nominate Individuals to Serve as Trustees for the 2020 Annual Meeting.

To nominate an individual for election at the 2020 Annual Meeting, a shareholder must give timely notice to the Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on November 15, 2019 and the close of business on December 15, 2019, unless the date of the 2020 proxy statement for the 2020 Annual Meeting (the 2020 Proxy Statement) is moved by more than 30 days before or after the anniversary of the date of this proxy statement, in which case the nomination must be received no earlier than the 120th day and no later than the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date for our 2020 Proxy Statement.

Proxy Access Nominees. Our bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Public Storage’s outstanding common stock continuously for at least three years, may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our bylaws. If you wish to nominate any person for election to our Board at the 2020 Annual Meeting under the proxy access provision of our bylaws, your nomination notice must be submitted to the Corporate Secretary between the close of business on October 16, 2019 and the close of business on November 15, 2019, unless the date of the 2020 proxy statement for the 2020 Annual Meeting (the 2020 Proxy Statement) is moved by more than 30 days before or after the anniversary of the date of this proxy statement, in which case the nomination must be received no earlier than the 150th day and no later than the 120th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date for our 2020 Proxy Statement.

Deadlines for Receipt of Shareholder Proposals

Any proposal that a holder of our shares wishes to submit for inclusion in our 2020 Proxy Statement pursuant to SEC Rule 14a-8, including any notice by a shareholder of his, her or its intention to cumulate votes in the election of trustees at the 2020 Annual Meeting, must be received by Public Storage no later than November 15, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless certain conditions specified in the rule are met.

In addition, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2020 Annual Meeting, but does not seek to include in the 2020 Proxy Statement pursuant to Rule 14a-8,

Public Storage • 2019 Proxy Statement • 66

must be delivered to Public Storage no earlier than November 15, 2019 and no later than December 15, 2019 if the proposing holder of our shares wishes for Public Storage to describe the nature of the proposal in its 2020 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. As with shareholder nominations of trustee candidates discussed above, if the date of the 2020 Proxy Statement is moved by more than 30 days before or after the anniversary of the date of this proxy statement, the shareholder proposal must be received no earlier than the 120th day and no later than the 90th day prior to the mailing of the notice for the meeting or the tenth day following the date we announce publicly the date for the 2020 Proxy Statement.

Any shareholder proposals or notices submitted to Public Storage in connection with the 2020 Annual Meeting should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201-2349, Attention: Corporate Secretary.

Your Vote is Important

We urge you to vote the accompanying proxy/instruction card and sign, date and return it in the enclosed pre-addressed postage-prepaid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

Public Storage • 2019 Proxy Statement • 67

Appendix A – Non-GAAP Measures

Appendix A Description of non-GAAP measures and reconciliation to GAAP measures

Public Storage • 2019 Proxy Statement • 68

Core FFO per Share and Free Cash Flow per Share

We present “Core FFO per share,” a non-GAAP measure that represents diluted earnings per share excluding the impact of (i) depreciation expense, (ii) gains on the sale of real estate facilities, (iii) foreign currency exchange gains and losses, (iv) EITF D-42 charges related to the redemption of preferred securities, (v) general and administrative expenses associated with the acquisition of self-storage facilities and (vi) certain other non-cash and/or nonrecurring income or expense items. We review Core FFO per share to evaluate our ongoing operating performance, and we believe investors and REIT analysts use it in a similar manner. However, Core FFO per share is not a substitute for net income per share. Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

We also present “Free Cash Flow per share,” another non-GAAP measure that represents Core FFO per share, deducting the impact of capital expenditures required to maintain our facilities, and eliminating the effect of certain non-cash expenses such as stock-based compensation. We believe Free Cash Flow per share is useful as a measure of our intrinsic business value and long-term management performance. However, it is not a substitute for net income per share.

The table below reconciles from diluted earnings per share to each of Core FFO per share and Free Cash Flow per share.

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Diluted earnings per share	$1.17	$4.18	$3.47	$2.35	$3.29	$3.90	$4.89	$5.25	$6.07	$6.81	$6.73	$8.54

Add back depreciation expense	3.93	2.90	2.40	2.45	2.48	2.50	2.66	2.96	2.89	2.90	3.00	3.21

Deduct gains on disposition of real estate investments	(0.04)	(2.00)	(0.24)	(0.06)	(0.07)	(0.09)	(0.02)	(0.23)	(0.17)	(0.01)	(0.03)	(1.30)

Eliminate foreign currency, EITF D-42, and other noncore items	(0.33)	0.08	(0.60)	0.48	0.23	0.37	(0.09)	0.11	0.11	0.09	0.53	0.11

Core FFO per share	$4.73	$5.16	$5.03	$5.22	$5.93	$6.68	$7.44	$8.09	$8.90	$9.79	$10.23	$10.56

Deduct capital expenditures and eliminate non-cash stock-based compensation and other expense	(0.46)	(0.57)	(0.30)	(0.43)	(0.31)	(0.32)	(0.31)	(0.43)	(0.34)	(0.40)	(0.63)	(0.68)

Free Cash Flow per share	$4.27	$4.59	$4.73	$4.79	$5.62	$6.36	$7.13	$7.66	$8.56	$9.39	$9.60	$9.88

Public Storage • 2019 Proxy Statement • 69

Return on Assets and Return on Equity

We present “Return on Assets” and “Return on Equity”, which are non-GAAP measures. Return on Assets represents the ratio of (i) Net Operating Income (NOI, described below) to (ii) the average undepreciated cost of our real estate facilities. Return on Equity represents the ratio of (i) NOI, less preferred share dividends and interest expense, to (ii) the average undepreciated cost of our real estate facilities less total average debt and total preferred equity. We believe that these measures are useful in evaluating our earnings relative to the associated accumulated capital investment, on a levered and unlevered basis, over time.

NOI is a non-GAAP financial measure that represents revenues less pre-depreciation cost of operations earned directly at our properties, and we believe it is a useful performance measure that we and the investment community use to evaluate performance and real estate values. This non-GAAP measure excludes the impact of depreciation, which is based upon historical cost and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.

The following table reconciles operating income on our income statement to NOI and NOI less preferred share dividends and interest expense, and sets forth the calculations of Return on Assets and Return on Equity (amounts in millions):

	2012	2013	2017	2018

Net income on our income statement	$943	$1,058	$1,448	$1,717

Eliminate: Depreciation, G&A, Interest expense, interest and other income, equity In earnings, currency exchange and casualty gains (losses), discontinued operations, and gains on real estate sales and Shurgard IPO	332	347	513	298

NOI	1,275	1,405	1,961	2,015

Less: Preferred dividends and interest expense	(225)	(211)	(250)	(249)

NOI less financing costs	$1,050	$1,194	$1,711	$1,766

Amounts at end of period

Undepreciated real estate cost (land and buildings)	$11,033	$12,286	$14,666	$15,296

Less: Debt and Preferred Equity	(3,306)	(4,401)	(5,460)	(5,437)

Equity in real estate cost	$7,727	$7,885	$9,206	$9,859

Calculation of average undepreciated real estate cost

Amount at beginning of year		$11,033		$14,666

Amount at end of year		$12,286		$15,296

Average		$11,660		$14,981

Calculation of average equity in real estate cost

Amount at beginning of year		$7,727		$9,206

Amount at end of year		$7,885		$9,859

Average		$7,806		$9,533

Return on Assets (NOI divided by the average undepreciated real estate cost)		12.1%		13.5%

Return on equity (NOI less financing costs divided by average equity in real estate)		15.3%		18.5%

Public Storage • 2019 Proxy Statement • 70

EBITDA

Earnings before interest, taxes, depreciation and amortization or “EBITDA” is a non-GAAP measure that represents net income prior to the impact of depreciation and interest expense. We believe that analysts and investors frequently use EBITDA as a measure of valuation and to assess our performance over time.

The following table reconciles from net income to EBITDA (amounts in millions):

	2013	2018

Net income	$1,058	$1,717

Depreciation expense	387	484

Depreciation from unconsolidated investments, less deprecation allocated to noncontrolling interests and restricted share units	71	76

Interest expense	7	33

EBITDA	$1,523	$2,310

Public Storage • 2019 Proxy Statement • 71

Public Storage
VOTE
C123456789
000000000.000000 ext 000000000.000000 ext 000004000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
ENDORSEMENT_LINE______________ SACKPACK_____________
Your vote matters – here’s how to vote!
MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be
ADD 1
ADD 2 received by 11:59 p.m., Eastern Daylight ADD 3 Time, on April 23, 2019.
ADD 4
ADD 5 Online
ADD 6
Go to www.envisionreports.com/psa or scan the QR code – login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.
Save paper, time and money!
Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/psa.
Annual Meeting Proxy/Instruction Card 1234 5678 9012 345
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals – The Board of Trustees recommends a vote FOR all the listed nominees and FOR Proposals 2 and 3.
1. Election of Trustees: + For Against Abstain For Against Abstain For Against Abstain
01 - Ronald L. Havner, Jr
02 - Tamara HughesGustavson
. 03 - Uri P. Harkham
04 - Leslie S. Heisz
05 -B. Wayne Hughes, Jr.
06 - Avedick B. Poladian
07 -Gary E. Pruitt
08 - John Reyes
09 - Joseph D. Russell, Jr.
10 -Ronald P. Spogli
11 -Daniel C. Staton
For Against Abstain
2. Advisory vote to approve executive compensation.
3. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
4. Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.
B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.
Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box.
C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1UPX 404933 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
02ZHPD

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES, P.O. BOX 505008, LOUISVILLE, KY 40233-9814.
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/psa
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
PROXY/INSTRUCTION CARD (COMMON SHARES) – PUBLIC STORAGE +
701 Western Avenue
Glendale, California 91201-2349
This Proxy/Instruction Card is Solicited on Behalf of the Board of Trustees
The undersigned, a record holder of Common Shares of beneficial interest (“Common Shares”) of Public Storage and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Joseph D. Russell, Jr. and Lily Y. Hughes, or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the Common Shares held of record by the undersigned on March 1, 2019, at the Annual Meeting of Shareholders to be held on April 24, 2019 (the “Annual Meeting”) and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the Common Shares credited to the undersigned’s account in the 401(k) Plan on March 1, 2019, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.
THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL THE COMMON SHARES TO WHICH THIS PROXY/INSTRUCTION CARD RELATES IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON SHARES FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS 2 AND 3. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE COMMON SHARES CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON SHARES IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.
401(k) Plan Participants – The undersigned, if a participant in the 401(k) Plan, hereby directs Wells Fargo Bank, N.A. as Trustee for the 401(k) Plan to vote all Common Shares allocated to my account as of March 1, 2019. I understand that I am to mail this confidential voting instruction card to Computershare, N.A. acting as tabulation agent, or vote by PHONE OR INTERNET, as described on the reverse side of this card, and that my instructions must be received by Computershare, N. A. no later than 10:00 a.m., Eastern Daylight Time, on April 22, 2019. If my instructions are not received by that time and date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the 401(k) Plan document.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 15, 2019.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.
C Non-Voting Items
Change of Address – Please print new address below.
+